Exhibit 10.3

Execution Version

STOCKHOLDERS’ AGREEMENT

by and among

INC RESEARCH HOLDINGS, INC.

and

THE STOCKHOLDERS THAT ARE SIGNATORIES HERETO

Dated as of May 10, 2017

ii

Section 12.10	Parties in Interest; Third Party Beneficiaries	55
Section 12.11	Governing Law; Consent to Jurisdiction	55
Section 12.12	Waiver of Jury Trial	55
Section 12.13	Counterparts	56
Section 12.14	Specific Performance	56
Section 12.15	Amendment	56
Section 12.16	Waiver	56

SCHEDULES

Schedule A: Company Competitors

Schedule B: Powers and Duties of the Lead Independent Director

EXHIBITS

Exhibit A: Form of Joinder

Exhibit B: Form of Termination Notice

iii

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made as of May 10, 2017 by and among INC Research Holdings, Inc., a Delaware corporation (the “Company”), Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Coinvestment Partners, L.P., Great-West Investors, L.P., Putnam Investments Employees’ Securities Company III, LLC, THL Operating Partners, L.P., THL Fund VII Bridge Corp., THL Parallel Fund VII Bridge Corp., THL Cayman Fund VII Bridge Corp., THL Executive Fund VII Bridge Corp. and THL Equity Fund VII Investors (inVentiv), L.P. (collectively, the “Stockholder”), and each other Person who after the date hereof becomes a party hereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Merger Agreement (as herein defined).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of May 10, 2017 (the “Merger Agreement”), by and between Double Eagle Parent, Inc., a Delaware corporation (“Eagle Parent”), and the Company, at the Effective Time, Eagle Parent will merge with and into the Company, and the Company will continue as the surviving corporation (the “Merger”);

WHEREAS, as a result of the Merger, the parties hereto expect that at the Effective Time, the Stockholder will collectively own an aggregate number of shares of Common Stock representing approximately 24% of the then-outstanding shares of Common Stock; and

WHEREAS, the parties hereto desire to enter into an agreement to provide for certain rights and obligations associated with Common Stock ownership.

NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings indicated:

“Action” means any litigation, suit, claim, action, proceeding, arbitration, mediation, hearing, inquiry or investigation (in each case, whether civil, criminal or investigative).

“Activist Investor” means as of any date, any Person that (a) has, directly or indirectly through its publicly disclosed Affiliates, whether individually or as a member of a publicly disclosed Group, within the two-year period immediately preceding such date, and in each case with respect to the Company, any of its subsidiaries or any of its or their equity securities (i) publicly made, engaged in or been a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any “solicitation” of “proxies” (within the meaning of Rule 14a-1 under the Exchange Act and, for the avoidance of doubt, after giving effect to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote any equity securities of the Company or any of its subsidiaries, including in connection with a proposed Change of Control or other extraordinary or fundamental transaction involving the Company or any of its subsidiaries, or a public proposal for the election or replacement of any directors of the Company or any of its subsidiaries, in each case, not approved or recommended by the board of directors of the Company or such subsidiary, (ii) publicly called, or publicly sought to call, a meeting of shareholders of the Company or any of its subsidiaries or publicly initiated any shareholder proposal for action by shareholders of the Company or any of its subsidiaries (including through action by written consent), in each case, not approved or publicly recommended by the board of directors of the Company or such subsidiary, (iii) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) or exchange offer or other similar transaction to acquire the equity securities of the Company or any of its subsidiaries not approved or publicly recommended by the board of directors of the Company or such subsidiary, (iv) otherwise publicly acted, alone or in concert with others, to seek to control or influence the board of directors, shareholders or management or policies of the Company or any of its subsidiaries (provided, that this clause (iv) is not intended to apply to the activities of any member of the board of directors of the Company or such subsidiary, with respect to the Company or such subsidiary, taken in good faith solely in his or her capacity as a director of the Company or such subsidiary) or (v) publicly disclosed any intention, plan, arrangement or other contract to do any of the foregoing, or (b) has been identified on the most-recently available “SharkWatch 50” list as of such date, or any publicly-disclosed Affiliate of such Person.

“Additional Piggyback Rights” has the meaning set forth in Section 3.2(b).

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise; provided, however, the term “Affiliate” when used with respect to the Stockholder shall not include portfolio companies affiliated with investment funds of Thomas H. Lee Partners, L.P. that are not acting at the direction of any such investment funds with respect to the Company or its Capital Stock.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 3.1(a)(i).

“beneficial ownership” and related terms such as “beneficially owned” or “beneficial owner” have the meaning given such terms in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Capital Stock shall be calculated in accordance with the provisions of such rule.

“Block Trade” means an offering and/or sale of Registrable Securities by the Stockholder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a day on which the SEC is closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, dated as of December, 16, 2016, as may be amended from time to time.

“Cap” means a percentage equal to the quotient (expressed as a percentage) obtained by dividing (x) the number of shares of Common Stock issued to the Stockholder in the Merger by (y) the total number of issued and outstanding shares of Common Stock immediately following the Effective Time.

“Capital Stock” means any and all shares of common stock, preferred stock or other forms of equity authorized and issued by the Company (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps).

“Change of Control” of the Company means (i) any merger, consolidation, reorganization or other business combination of the Company with or into any other Person, unless securities representing more than 50% of the total and combined voting power of the outstanding voting securities of the successor corporation (or any direct or indirect parent entity thereof) are immediately thereafter beneficially owned, directly or indirectly, by the beneficial owners of the Company’s outstanding voting securities immediately prior to such transaction, (ii) any transaction or series of related transactions pursuant to which any Person or any group of Persons comprising a Group (other than the Company or a Person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) (A) becomes, directly or indirectly, the beneficial owner of securities representing (or securities convertible into or exercisable for securities representing) more than 50% of the total combined voting power of the Company’s securities (or the securities of any direct or indirect parent entity of the Company) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s securityholders or (B) shall have obtained the power (whether or not exercised) to appoint or elect a majority of the Board, or (iii) any change in the composition of the Board resulting in the persons constituting the Board prior to the transaction, or prior to the first transaction in a series of related transactions, ceasing to constitute a majority of the Board; provided that, in no event will the transaction contemplated by the Merger Agreement (including the Merger) be deemed a “Change of Control” hereunder.

“Charter” means the Company’s Amended and Restated Certificate of Incorporation, dated November 12, 2014, as may be amended from time to time.

“Claims” has the meaning set forth in Section 3.9(a)(i).

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Common Stock” means the class A common stock, par value $0.01 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date of this Agreement in respect of, or in exchange for, such shares of class A common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Common Stock Equivalents” means (a) all securities directly or indirectly convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), shares of Common Stock, (b) all securities with voting rights or rights to appoint or designate for nomination individuals to the Board and (c) all securities that cannot be purchased or otherwise acquired unless purchased or otherwise acquired with any of the securities referenced in clause (a) or (b).

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Competitor” means (a) any Person that is identified as a competitor of the Company in the Company’s most recently filed Annual Report on Form 10-K, (b) any Person listed on Schedule A hereto and (c) any publicly disclosed controlled Affiliate, or Person otherwise known to the Stockholder to be a controlled Affiliate, of any such Person specified in clause (a) or (b).

“Confidential Information” has the meaning set forth in Section 12.1.

“Continuing Directors” has the meaning set forth in Section 6.1.

“Demand Registration” has the meaning set forth in Section 3.1(a)(i).

“Demand Registration Request” has the meaning set forth in Section 3.1(a)(i).

“Directed Voting” has the meaning set forth in Section 5.4(c).

“Director” means a director of the Company.

“Disclosure Package” means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus, and (iii) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of Registrable Securities at the time of sale of such securities.

“Eagle Parent” has the meaning set forth in the recitals to this Agreement.

“Effective Time” has the meaning ascribed to such term in the Merger Agreement.

“Election Meeting” has the meaning set forth in Section 6.3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Article III, including, without limitation: (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the NASDAQ Stock Market or on any other securities market on which the Common Stock is listed or quoted; (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions; (iii) printing and copying expenses; (iv) messenger and delivery expenses; (v) expenses incurred in connection with any road show; (vi) fees and disbursements of counsel for the Company; (vii) with respect to each registration or underwritten offering, the fees and disbursements of one counsel for the Stockholder, together with any local counsel; (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “comfort” letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company; (ix) fees and expenses payable to a Qualified Independent Underwriter; (x) fees and expenses of any transfer agent or custodian; (xi) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities; and (xii) expenses for securities law liability insurance and, if any, rating agency fees.

“Fallaway Date” has the meaning set forth in Section 5.1.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor regulatory organization.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act relating to the Registrable Securities included in the applicable Registration Statement that has been approved for use by the Company.

“Governance Committee” means the Nominating and Corporate Governance Committee of the Board.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, county, local or other government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.

“Group” means a group within the meaning of Section 13d-3 of the Exchange Act.

“Group Formation” has the meaning set forth in Section 5.4(c).

“Investor Group” has the meaning set forth in Section 6.13.

“Investor Nominee” has meaning set forth in Section 6.1.

“Investor Shares” has the meaning set forth in Section 4.2(a).

“issuer free writing prospectus” has the meaning set forth in Section 3.10.

“Joinder” has the meaning set forth in Section 2.1(a).

“Law” means any U.S. or non-U.S. federal, state, local, national, supranational, foreign or administrative law (including common law), statute, ordinance, regulation, requirement, regulatory interpretation, rule, code or Order.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“New Securities” means any shares of Common Stock or Common Stock Equivalents issued by the Company after the Effective Time.

“Non-Affiliated Directors” means the Directors of the Board other than (i) Directors that are Investor Nominees, (ii) Directors that are Third Party Stockholder Nominees, (iii) the Director that is the Company’s then serving Chief Executive Officer and (iv) the Director that is the Chairperson of the Board (unless such Director was appointed Chairperson by a majority vote of the Board following the Second Annual Meeting and is not a Director described in the foregoing clauses).

“Order” means any order (temporary or otherwise), judgment, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, decree or verdict entered by or with any Governmental Authority.

“Other Investments” has meaning set forth in Section 6.13.

“Participant” has the meaning set forth in Section 4.3.

“Participation Commitment” has the meaning set forth in Section 4.3.

“Participation Notice” has the meaning set forth in Section 4.2.

“Participation Percentage” has the meaning set forth in Section 4.2(a).

“Partner Distribution” has the meaning set forth in Section 3.1(a)(iii).

“Party” and “Parties” means the parties hereto, including Stockholder Affiliates that agree to be bound to the terms hereof pursuant to Section 2.1(a) and Section 2.1(b)(i).

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, syndicate, person (as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity, Governmental Authority or other organization of any kind.

“Piggyback Request” has the meaning set forth in Section 3.2(a).

“Piggyback Shares” has the meaning set forth in Section 3.3(a)(iii).

“Postponement Period” has the meaning set forth in Section 3.1(b).

“Preemptive Rights Shares” has the meaning set forth in Section 4.2(b).

“Prospective Subscriber” has the meaning set forth in Section 4.2(a).

“Prior Merger Agreement” means that certain Second Amended and Restated Agreement and Plan of Merger, dated as of November 8, 2016, by and among Eagle Parent and the other parties thereto.

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference, or deemed to be incorporated by reference, into such prospectus.

“Public Offering” means an underwritten public offering of the Shares pursuant to an effective Registration Statement, other than (i) pursuant to a Registration Statement on Form S-3, Form S-4 or Form S-8 or any similar or successor form under the Securities Act or (ii) in connection with an offering of subscription rights.

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Qualifying Nominee” means, in respect of a nominee of the Stockholder or the Company to the Board or a committee thereof, as applicable, a Person who (i) complies with the Company’s corporate governance guidelines and policies and applicable Company policies (including but not limited to the Company’s code of business conduct and ethics and insider trading policy), (ii) complies with the applicable stock exchange rules and applicable Law with respect to service as a director of a public company, (iii) is independent within the meaning of all applicable stock exchange rules and (iv) is not subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company; provided, however, that clause (iii) shall not apply to the Chief Executive Officer and, if prior to the Second Annual Meeting, the Executive Chairperson.

“Registrable Securities” means (a) any Shares held by the Stockholder at any time (including those held as a result of, or issuable upon, the conversion or exercise of Common Stock Equivalents), whether now owned or acquired by the Stockholder at a later time, (b) any Shares issued or issuable, directly or indirectly, in exchange for or with respect to the Shares referenced in clause (a) above by way of stock dividend, stock split or combination of Shares or in connection with a reclassification, recapitalization, merger, share exchange, consolidation or other reorganization and (c) any securities issued in replacement of or exchange for any securities described in clause (a) or (b) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement or (B) such securities shall have been sold (other than in a privately negotiated sale) in compliance with the requirements of Rule 144 under the Securities Act, as such Rule 144 may be amended (or any successor provision thereto).

“Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act filed with the SEC covering the resale of Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Renounced Business Opportunities” has meaning set forth in Section 6.13.

“Replacement” has the meaning set forth in Section 6.4(a).

“Representatives” means a Person’s officers, directors, employees, accountants, consultants, legal counsel, investment bankers, other advisors, authorized agents and other representatives.

“Resale Shelf Registration” has meaning set forth in Section 3.1(e).

“Restricted Period” means the 6-month period commencing on the Closing Date.

“Rule 144” means Rule 144 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Second Annual Meeting” has the meaning set forth in Section 6.1.

“Section 3.3(a) Sale Number” has the meaning set forth in Section 3.3(a).

“Section 3.3(b) Sale Number” has the meaning set forth in Section 3.3(b).

“Section 3.3(c) Sale Number” has the meaning set forth in Section 3.3(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Shares” means shares of Common Stock of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the Effective Time in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Shelf Registrable Securities” has the meaning set forth in Section 3.1(f).

“Shelf Registration Statement” has the meaning set forth in Section 3.1(f).

“Shelf Underwriting” has the meaning set forth in Section 3.1(f).

“Shelf Underwriting Notice” has the meaning set forth in Section 3.1(f).

“Shelf Underwriting Request” has the meaning set forth in Section 3.1(f).

“Short-Form Registration” has the meaning set forth in Section 3.1(a)(i).

“Stockholder” has the meaning set forth in the preamble to this Agreement. Any determination, appointment, designation, consent or approval to be made, given or withheld by the Stockholder hereunder shall be made, given or withheld by Thomas H. Lee Equity Fund VI, L.P. (or its successor or designee).

“Stockholder Affiliate” means any Affiliate of the Stockholder that beneficially owns Shares or other Capital Stock.

“Stockholder Approval” has the meaning set forth in Section 4.4(b)(i).

“Third Party Stockholder” means the Stockholder, as defined in the Third Party Stockholder Agreement.

“Third Party Stockholder Agreement” means that certain Stockholders’ Agreement, dated as of the date hereof, by and among the Company, Double Eagle Investor Holdings, L.P., Advent International GPE VIII-C Limited Partnership and the other signatories that are party thereto.

“Third Party Stockholder Demand Registrations” means Demand Registrations, as defined in the Third Party Stockholder Agreement.

“Third Party Stockholder Nominees” means Investor Nominees, as defined in the Third Party Stockholder Agreement.

“Total Participation Commitment” has the meaning set forth in Section 4.3.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, Shares.

“Valid Business Reason” has the meaning set forth in Section 3.1(b).

“VCOC” has the meaning set forth in Section 8.1(a).

“WKSI” has the meaning set forth in Section 3.1(a)(i).

ARTICLE II

TRANSFER RESTRICTIONS

Section 2.1 Transfer Restrictions.

(a) The Stockholder shall not Transfer any Shares during the Restricted Period without the prior written consent of the Company; provided, that the foregoing shall not prohibit Transfers between the Stockholder and any of its Affiliates so long as, prior to any such Transfer, and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to the Company a joinder to this Agreement in the form attached hereto as Exhibit A (the “Joinder”). Each Stockholder Affiliate shall comply with the terms of this Agreement, and be entitled to the rights and privileges and to receive the benefits conferred under this Agreement, in each case, as if such Stockholder Affiliate were the Stockholder.

(b) Following the expiration of the Restricted Period, the Stockholder shall not Transfer any Shares without the prior written consent of the Company; provided, that notwithstanding the foregoing, following the expiration of the Restricted Period, the Stockholder may Transfer all or any portion of the Shares held by the Stockholder without the prior written consent of the Company pursuant to Transfers:

(i) to an Affiliate; provided, that prior to any such Transfer, and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to the Company a Joinder;

(ii) pursuant to the procedures described in Article III;

(iii) pursuant to Rule 144 under the Securities Act;

(iv) in any distribution to the limited partners and the general partner (and its representative members), as applicable, of the Stockholder or Stockholder Affiliate in accordance with the terms of the organizational documents of the Stockholder or such Stockholder Affiliate; or

(v) in one or more privately negotiated bona fide sales exempt from the registration requirements of the Securities Act;

provided, that the Stockholder may not Transfer any Shares to (i) any Person or Group who is an Activist Investor or a Company Competitor (other than through a bona fide broadly distributed Public Offering in which the identity of the transferees is not reasonably ascertainable), (ii) the Third Party Stockholder or any of its Affiliates, until such time that the Third Party Stockholder holds less than five percent (5%) of the outstanding shares of Common Stock, and only to the extent that the Third Party Stockholder would not beneficially own, after giving effect to such Transfer, five percent (5%) or more of the outstanding shares of Common Stock or (iii) any Person or Group who would, to the knowledge of the Stockholder, beneficially own more than five percent (5%) of the outstanding Common Stock after giving effect to such Transfer (after a review of ownership data regarding the Common Stock as presented by Bloomberg L.P. at the fund family level, in respect of any sale that does not constitute a bona fide Public Offering). The

Stockholder shall not be deemed to have breached its obligations under this Section 2.1(b) with respect to the Transfer of Shares to any Person who was thereafter determined to be an Activist Investor so long as the Stockholder acted in good faith, based on information available to the Stockholder (including the applicable “SharkWatch 50” list) in light of the circumstances of such Transfer.

(c) Any purported Transfer in violation of this Article II shall be null and void ab initio.

Section 2.2 Legend.

(a) All certificates or other instruments representing the Shares issued to the Stockholder will bear the following legend:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER, OWNERSHIP AND OTHER RESTRICTIONS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT, DATED MAY 10, 2017, BY AND AMONG INC RESEARCH HOLDINGS, INC., THOMAS H. LEE EQUITY FUND VI, L.P. AND THE OTHER PARTIES THERETO, AS IT MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH AND AVAILABLE FROM THE SECRETARY OF THE COMPANY, WITHOUT COST.

(b) At the request of the Stockholder or a Stockholder Affiliate, upon delivery to the Company of a legal opinion of the requesting party’s counsel, in form and substance reasonably acceptable to the Company, to the effect that the legend in Section 2.2(a) is no longer required under the Securities Act and applicable state laws, the Company agrees that it will, after the delivery of such Shares to the Company or its transfer agent, promptly deliver or cause to be delivered replacement stock certificates free of such legend or, in the event that such Shares are uncertificated, promptly after the delivery of such opinion, remove, or cause to be removed, any such legend in the Company’s stock records.

Section 2.3 Rule 144 Transfers. For so long as the Stockholder and the Stockholder Affiliates beneficially own, in the aggregate, more than five percent (5%) of the outstanding shares of Common Stock, the Stockholder and Stockholder Affiliates shall use commercially reasonable efforts to consult with the Company, and the Company shall use commercially reasonable efforts to consult with the Stockholder and Stockholder Affiliates, as well as the Third Party Stockholder, in each case, in connection with dispositions of Common Stock by such Persons pursuant to Rule 144.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1 Demand Registration.

(a)

(i) Subject to Sections 3.1(b) and 3.3, at any time following the Restricted Period, the Stockholder shall have the right to require the Company to file one or more Registration Statements covering all or any part of its Registrable Securities by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution therefor (a “Demand Registration Request”). The registration so requested is referred to herein as a “Demand Registration”. Any Demand Registration Request may request that the Company register Registrable Securities on an appropriate form, including Form S-1 or on Form S-3 or any similar short-form registration, including a Shelf Registration Statement (as defined below) and, if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”), an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) (each, a “Short-Form Registration”). Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form.

(ii) The Company, subject to Sections 3.3 and 3.6, shall include in a Demand Registration the Registrable Securities of the Stockholder.

(iii) The Company shall, subject to Section 3.1(b), use its commercially reasonable efforts to (x) no later than (A) thirty (30) days following receipt of a Demand Registration Request for a Short-Form Registration and (B) forty-five (45) days following receipt of a Demand Registration Request for a registration that is not a Short-Form Registration, file with the SEC a Registration Statement for the registration under the Securities Act (including, without limitation, by means of a Shelf Registration Statement, as defined below, if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution, including a distribution to, and resale by, the members or partners of the Stockholder (a “Partner Distribution”), (y) once filed, cause such Registration Statement to be declared effective as soon as practicable following the filing and (z) if requested by the Stockholder, obtain acceleration of the effective date of the Registration Statement relating to such registration.

(b) Notwithstanding anything to the contrary in Section 3.1(a), the Demand Registration rights granted in Section 3.1(a) are subject to the following limitations: (i) the Company shall not be required to effect more than six (6) total Demand Registrations and Third Party Stockholder Demand Registrations in the aggregate during the term of this Agreement nor more than two (2) Demand Registrations delivered pursuant to Section 3.1(a)(i) and Third Party Stockholder Demand Registrations delivered pursuant to Section 3.1(a)(i) of the Third Party

Stockholder Agreement in the aggregate in any twelve (12)-month period from the Stockholder and the Third Party Stockholder (it being understood that a registration pursuant to a Piggyback Request (as defined below) by the Stockholder shall not constitute a Demand Registration for the purposes of this Section 3.1(b); (ii) each registration in respect of a Demand Registration Request made by the Stockholder must include, in the aggregate, net of underwriting discounts and commissions (based on the Common Stock included in such registration by all holders participating in such registration), shares of Common Stock having an aggregate market value of at least $125 million (or a lesser amount if the Registrable Securities requested by the Stockholder to be included in such Demand Registration constitute all of the Registrable Securities held by the Stockholder); and (iii) if the Board, in its good faith judgment, after consultation with outside counsel to the Company, determines that any registration of Registrable Securities should not be made or continued because it would require the Company to disclose material non-public information which, (A) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading, (B) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement and (C) the Company disclosing publicly would adversely affect any financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or otherwise have a material adverse effect on the Company (in each case, a “Valid Business Reason”), then (x) the Company may postpone filing a Registration Statement relating to a Demand Registration Request until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than sixty (60) days after the date the Board determines a Valid Business Reason exists and (y) in case a Registration Statement has been filed relating to a Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may, to the extent determined in the good faith judgment of the Board to be reasonably necessary to avoid interference with any of the transactions described above, cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than sixty (60) days after the date the Board determines a Valid Business Reason exists (such period of postponement or withdrawal under this clause (iii), the “Postponement Period”). The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, together with a certificate of such determination signed by the Chief Executive Officer or Chief Financial Officer of the Company, in each case, promptly after the occurrence thereof; provided, that the Company shall not be permitted to postpone or withdraw a Registration Statement for more than an aggregate of one hundred twenty (120) days in any twelve (12)-month period.

If the Company shall give any notice of postponement or withdrawal of any Registration Statement pursuant to clause (b)(iii) above, the Company shall not, during the Postponement Period, register any Common Stock, other than pursuant to a Registration Statement on Form S-4 or S-8 (or an equivalent registration form then in effect). The Stockholder agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw, terminate or postpone amending or supplementing any Registration Statement pursuant to clause (b)(iii)(y) above, the Stockholder will discontinue its disposition of Registrable Securities pursuant to such Registration Statement. If the Company shall have withdrawn or prematurely terminated a Registration Statement filed under Section 3.1(a)(i) (whether pursuant to clause (b)(iii) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new Registration Statement covering the Registrable Securities covered by the withdrawn or terminated Registration Statement and such Registration Statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a Registration Statement, the Company shall, not later than five (5) Business Days after the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than forty-five (45) days after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed Registration Statement in accordance with this Section 3.1 (unless the Stockholder shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be withdrawn or postponed pursuant to clause (b)(iii)(y) of this Section 3.1(b).

(c) In connection with any Demand Registration, the Company shall have the right to designate the lead managing underwriter in connection with any underwritten offering pursuant to such registration and each other managing underwriter for any such underwritten offering; provided, that in each case, the Stockholder shall have the right to approve each such lead managing underwriter and each other managing underwriter, which approval shall not be unreasonably withheld or delayed.

(d) The obligation to effect a Demand Registration as described in this Section 3.1 shall be deemed satisfied only when a Registration Statement covering the applicable Registrable Securities shall have become effective (unless, after effectiveness, the Registration Statement becomes subject to any stop order, injunction or other order of the SEC or other governmental agency, in which case the obligation shall not be deemed satisfied) and, if the method of disposition is a firm commitment underwritten Public Offering, all such Registrable Securities have been sold pursuant thereto. Any request for a Demand Registration shall not count against the limitations on the number of Demand Registrations required to be effected set forth in Section 3.1(b) unless the obligation to effect such Demand Registration is deemed satisfied.

(e) The Company shall prepare, file with the SEC and use commercially reasonable efforts to have effective starting one hundred eighty (180) days from the Closing Date, to cause a Registration Statement for the sale or distribution by the Stockholder of all of the Registrable Securities held by the Stockholder on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, including by way of an underwritten offering, block sale or other distribution plan (the “Resale Shelf Registration”), to be filed and declared effective under the Securities Act, and, if the Company is a WKSI at the time of such Resale Shelf Registration, to cause such Resale Shelf Registration to be an Automatic Shelf Registration Statement, and once effective, the Company shall cause the Resale Shelf Registration to remain effective (including by filing a new Resale Shelf Registration, if necessary) for a period ending on the earliest of (i)

the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Resale Shelf Registration, (ii) the date as of which there are no longer in existence any Registrable Securities covered by the Resale Shelf Registration and (iii) an earlier date agreed to in writing by the Company and the Stockholder. For the avoidance of doubt, nothing set forth herein shall require the Company to file the Resale Shelf Registration or to keep effective the Resale Shelf Registration at any time during which the Company is ineligible to use any applicable short-form registration; provided, that at such time, the Company shall use its reasonable best efforts to become and remain qualified to use Short-Form Registrations and, upon the request of the Stockholder pursuant to this Article III, the Company shall prepare and file with the SEC a Registration Statement or Registration Statements on such form that is available for the sale of the Registrable Securities that were to be otherwise sold or distributed under such Resale Shelf Registration; provided, that such request for a Demand Registration as a result of the Company being ineligible to use any applicable short-form registration shall not count against the limitations on the number of Demand Registrations required to be effected set forth in Section 3.1(b).

(f) In the event that the Company files a shelf Registration Statement under Rule 415 of the Securities Act whether pursuant to a Demand Registration Request or the Resale Shelf Registration and such registration becomes effective (such Registration Statement, a “Shelf Registration Statement”), the Stockholder shall have the right at any time or from time to time to elect to sell pursuant to an underwritten offering Registrable Securities available for sale pursuant to such Registration Statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect and only if the method of distribution set forth in the Shelf Registration Statement allows for sales pursuant to an underwritten offering. The Stockholder shall make such election by delivering to the Company a written request (a “Shelf Underwriting Request”) for such underwritten offering to the Company specifying the number of Shelf Registrable Securities that the Stockholder desires to sell pursuant to such underwritten offering (the “Shelf Underwriting”). As promptly as practicable, but no later than two (2) Business Days after receipt of a Shelf Underwriting Request, the Company shall give written notice (the “Shelf Underwriting Notice”) of such Shelf Underwriting Request to the Third Party Stockholder. The Company, subject to Sections 3.3 and 3.6, shall include in such Shelf Underwriting (x) the Shelf Registrable Securities of the Stockholder and (y) the Shelf Registrable Securities of the Third Party Stockholder to the extent that the Third Party Stockholder shall have made a written request to the Company for inclusion in such Shelf Underwriting (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by the Third Party Stockholder) pursuant to a Shelf Underwriting Notice within seven (7) days after the receipt of such notice. The Company shall, as expeditiously as possible (and in any event within twenty (20) days after the receipt of a Shelf Underwriting Request), but subject to Section 3.1(b), use its reasonable best efforts to facilitate such Shelf Underwriting. Notwithstanding the foregoing, if the Stockholder wishes to engage in a Block Trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, (A) the Stockholder needs to notify the Company of the Block Trade Shelf Underwriting no later than 2:00 p.m. Eastern time on the Business Day prior to the day such offering is to commence, (B) the Company shall notify the Third Party Stockholder no later than 10:00 a.m. Eastern time on the day such offering is to commence, (C) the Third Party Stockholder must elect whether or not to participate no later than 1:00 p.m. Eastern time on the day such offering is to commence and (D) the Company shall as expeditiously as possible use its reasonable best efforts (including co-operating with the Third Party Stockholder with respect to the provision of necessary information) to facilitate such shelf offering (which may close as early as three (3) Business Days after the date it commences); provided, that the Stockholder shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade. For the avoidance of doubt, any party holding Additional Piggyback Rights (as defined below), other than the Third Party Stockholder, shall not be entitled to receive notice of, or to elect to participate in, a Block Trade or any Shelf Registration Statement or Prospectus to be used in connection with such Block Trade. The Company shall, at the request of the Stockholder, file any Prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the Stockholder to effect such Shelf Underwriting. Notwithstanding anything to the contrary in this Section 3.1(f), each Shelf Underwriting must include, in the aggregate, net of underwriting discounts and commissions (based on the Common Stock included in such Shelf Underwriting by all participants in such Shelf Underwriting), shares of Common Stock having an aggregate market value of at least $75 million (or a lesser amount if the Registrable Securities of the Stockholder to be included in such Shelf Underwriting constitute all of the Registrable Securities held by the Stockholder).

Section 3.2 Piggyback Registration.

(a) If the Company proposes or is required to register any of its equity securities for its own account or for the account of any other stockholder under the Securities Act (other than pursuant to (i) a Shelf Underwriting (which shall be governed by Section 3.1 hereof) and (ii) registrations on Form S-4 or Form S-8 or any similar successor forms thereto), the Company shall give prompt written notice of its intention to do so to the Stockholder, at least five (5) Business Days prior to the filing of any Registration Statement under the Securities Act. Upon the written request of the Stockholder (a “Piggyback Request”), made within five (5) days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by the Stockholder and the intended method of distribution thereof), the Company shall, subject to Sections 3.2(c), 3.3 and 3.6 hereof, use its reasonable best efforts to cause all such Registrable Securities, the holder of which have so requested the registration thereof, to be registered under the Securities Act with the securities which the Company at the time proposes to register to permit the sale or other disposition by the Stockholder (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Registration Statement filed by the Company or the Prospectus related thereto. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 3.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 3.1 hereof.

(b) The Company, subject to Sections 3.3 and 3.6, may elect to include in any Registration Statement and offering pursuant to demand registration rights by any Person, (i) authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares and (ii) with the prior written consent of the Stockholder, any other shares of Common Stock which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, that with respect to any underwritten offering, such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Stockholder.

(c) If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to the Stockholder and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of the Stockholder under Section 3.1 and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

(d) The Stockholder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 3.2 by giving written notice to the Company of its request to withdraw; provided, that such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration.

(e) Notwithstanding anything contained herein to the contrary, the Company shall, at the request of the Stockholder (including to effect a Partner Distribution), file any Prospectus supplement or post-effective amendments, or include in the initial Registration Statement any disclosure or language, or include in any Prospectus supplement or post-effective amendment any disclosure or language, and otherwise take any action, deemed necessary or advisable by the Stockholder (including to effect such Partner Distribution).

Section 3.3 Allocation of Securities Included in Registration Statement.

(a) If any requested registration made pursuant to Section 3.1 (including a Shelf Underwriting) involves an underwritten offering and the managing underwriter of such offering shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Stockholder, the Third Party Stockholder, the Company or any other Persons exercising Additional Piggyback Rights exceeds the largest number (the “Section 3.3(a) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Stockholder, the Company shall use its reasonable best efforts to include in such underwritten offering:

(i) first, all Registrable Securities requested to be included in such underwritten offering by Stockholder and the Third Party Stockholder; provided, that if the number of such Registrable Securities exceeds the Section 3.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 3.3(a) Sale Number) to be included in such underwritten offering shall be allocated on a pro rata basis among the Stockholder and the Third Party Stockholder, based on the number of Registrable Securities then owned by each such holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all holders requesting inclusion;

(ii) second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 3.3(a) is less than the Section 3.3(a) Sale Number, any securities that the Company proposes to register; provided, that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clause (i), totals no more than the Section 3.3(a) Sale Number; and

(iii) third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 3.3(a) is less than the Section 3.3(a) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion; provided, that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clauses (i) and (ii) totals no more than the Section 3.3(a) Sale Number.

(b) If any registration or offering made pursuant to Section 3.2 involves an underwritten primary offering on behalf of the Company after the Effective Time and the managing underwriter shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Stockholder, the Third Party Stockholder, the Company or any other Persons exercising Additional Piggyback Rights exceeds the largest number (the “Section 3.3(b) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company, the Company shall include in such underwritten offering:

(i) first, all equity securities that the Company proposes to register for its own account;

(ii) second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 3.3(b) is less than the Section 3.3(b) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among the Stockholder and the Third Party Stockholder, based on the number of Registrable Securities then owned by each such holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all such holders requesting inclusion; provided, that the number of such remaining Registrable Securities when aggregated with that number of equity securities to be included pursuant to clause (i), totals no more than the Section 3.3(b) Sale Number; and

(iii) third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 3.3(b) is less than the Section 3.3(b) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, based on the number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion; provided, that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clauses (i) and (ii) totals no more than the Section 3.3(b) Sale Number.

(c) If any registration pursuant to Section 3.2 involves an underwritten offering that was initially requested by any Person(s) requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights and the managing underwriter shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering exceeds the number (the “Section 3.3(c) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company, the Company shall include in such underwritten offering:

(i) first, the shares requested to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, the Stockholder and the Third Party Stockholder requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 3.2, based on the aggregate number of Piggyback Shares or Registrable Securities, as applicable, then owned by each of the foregoing requesting inclusion in relation to the aggregate number of Piggyback Shares or Registrable Securities, as applicable, owned by all such holders and Persons requesting inclusion, up to the Section 3.3(c) Sale Number; and

(ii) second, to the extent that the number of Piggyback Shares and Registrable Securities to be included pursuant to clause (i) of this Section 3.3(c) is less than the Section 3.3(c) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated to shares the Company proposes to register for its own account; provided, that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clause (i) totals no more than the Section 3.3(c) Sale Number.

(d) If, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 3.3, the Stockholder shall not be entitled to include all Registrable Securities in an underwritten offering that the Stockholder has requested be included, the Stockholder may elect to withdraw its request to include Registrable Securities in the registration to which such underwritten offering relates or may reduce the number requested to be included; provided, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y)

such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, the Stockholder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced.

Section 3.4 Registration Procedures. Whenever the Stockholder requests that any Registrable Securities be registered pursuant to Section 3.1 or Section 3.2, subject to the provisions of those Sections, the Company will use its commercially reasonable efforts to effect the registration and the offer and sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and shall, in connection with any such request, other than during any Postponement Period, use reasonable best efforts to:

(a) prepare and file with the SEC a Registration Statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof (including, without limitation, a Partner Distribution), which registration form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling holders thereof and such Registration Statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such Registration Statement to become effective and remain continuously effective for such period as the Stockholder shall request, and no less than one hundred eighty (180) days, (provided, that as far in advance as reasonably practicable before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any Free Writing Prospectus related thereto, or before sending a response to an SEC comment letter prior to any such filing, the Company will furnish to counsel for the Stockholder participating in the planned offering and to one counsel for the managing underwriter, if any, copies of reasonably complete drafts of all such documents proposed to be filed (including all exhibits thereto and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), which documents will be subject to the reasonable review and reasonable comment of such counsel (including any reasonable objections to any information pertaining to the Stockholder and its plan of distribution and otherwise to the extent necessary, if at all, to complete the filing or maintain the effectiveness thereof), and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Stockholder prior to the filing thereof as counsel for the Stockholder or underwriters may reasonably request, and the Company shall consider in good faith the changes reasonably and timely requested by such counsel and shall not file any Registration Statement or amendment thereto, any Prospectus or supplement thereto or any Free Writing Prospectus related thereto to which the Stockholder or the underwriters, if any, shall reasonably and timely object); provided, that notwithstanding the foregoing, in no event shall the Company be required to file any document with the SEC which in the reasonable view of the Company or its counsel contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading;

(b) (i) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and any Prospectus so supplemented to be filed pursuant to Rule 424 under the Securities Act in accordance with the Stockholder’s intended method of disposition set forth in such Registration Statement for such period and (ii) provide reasonable notice to the Stockholder and the managing underwriter(s), if any, to the extent that the Company determines that a post-effective amendment to a Registration Statement would be appropriate;

(c) furnish, without charge, to the Stockholder and each underwriter, if any, of the Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), the Prospectus, each Free Writing Prospectus utilized in connection therewith, in each case, in all material respects in conformity with the requirements of the Securities Act, and other documents, as the Stockholder and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Stockholder (the Company hereby consenting to the use in accordance with all applicable Laws of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus or Free Writing Prospectus by the Stockholder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

(d) register or qualify the Registrable Securities covered by such Registration Statement under the securities or “blue sky” Laws of such jurisdictions as the Stockholder or, in the case of a Public Offering, the managing underwriter reasonably shall request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities beneficially owned by it; provided, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) promptly notify the Stockholder and each managing underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement related thereto, any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, including copies of any and all transmittal letters and other correspondence with the SEC and all correspondence (including comment letters and a copy of the Company’s draft responses thereto), from the SEC to the Company relating to such Registration Statement or any Prospectus or any amendment or supplement thereto (but not, for the avoidance of doubt, any documents incorporated by reference therein); (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” Laws of any jurisdiction or the initiation of any proceeding for such purpose;

(f) if at any time (i) any event or development shall occur or condition shall exist as a result of which the Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Disclosure Package to comply with Law, the Company will promptly notify the Stockholder and each managing underwriter, if any, and promptly prepare and file with the SEC (to the extent required) and furnish to the Stockholder and each underwriter, if any, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package, as so amended or supplemented, will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading, or so that the Disclosure Package will comply with Law;

(g) make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of a Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(h) (i) list the Registrable Securities covered by such Registration Statement on the NASDAQ Stock Market or any other national securities exchange selected by the Company, if the listing of such Registrable Securities is then permitted under the rules of such exchange and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(i) cause its officers, employees and independent public accountants (in the case of the independent public accountants, subject to any applicable accounting guidance regarding their participation in the offering or the due diligence process) to participate at reasonable times and for reasonable periods in, make themselves reasonably available, supply such information as may reasonably be requested and to otherwise facilitate and cooperate with the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto, taking into account the Company’s reasonable business needs;

(j) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the applicable effective date of such Registration Statement and, in the case of any secondary equity offering, provide and enter into any reasonable agreements with a custodian for the Registrable Securities;

(k) if the offering is underwritten pursuant to a Demand Registration Request, then at the request of the Stockholder, (i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the Stockholder reasonably requests in order to expedite or facilitate the disposition of such

Registrable Securities (it being understood that the Stockholder of the Registrable Securities which are to be distributed by any underwriters shall be a party to any such underwriting agreement and may, at its option, require that the Company make to and for the benefit of such Stockholder the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters), (ii) have members of its management participate in due diligence sessions and, in the case of marketed offerings and investor calls and “road shows” (to the extent reasonably determined by the underwriters to be necessary or desirable for a successful offering of the securities), and (iii) furnish to the underwriters a customary legal opinion and disclosure letter from counsel to the Company and customary comfort letters from the independent public accountants retained by the Company (and brought down to the closing under the underwriting agreement);

(l) (i) obtain an opinion from the Company’s counsel and a “comfort” letter and updates thereof from the independent public accountants who have certified the Company’s financial statements (and/or any other financial statements) included or incorporated by reference in such Registration Statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “comfort” letters (including, in the case of such “comfort” letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten Public Offerings, which opinion and letter shall be dated as of the dates such opinions and “comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the Stockholder and (ii) furnish to the Stockholder promptly upon its request and to each underwriter, if any, a copy of such opinion and letter addressed to such underwriter;

(m) deliver promptly to counsel for the Stockholder and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for the Stockholder, by counsel for any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Stockholder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such counsel for the Stockholder, counsel for an underwriter, accountant or agent in connection with such Registration Statement;

(n) in connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, and before filing any such Registration Statement or any other document in connection therewith, give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Stockholder or its legal counsel; participate in, and make documents available for, the reasonable and customary due diligence review of underwriters during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company; provided, that (i) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (ii) the Company may in its sole discretion restrict access to competitively sensitive or legally privileged documents or information;

(o) use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to use its commercially reasonable efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Stockholder of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(p) comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC and reasonably cooperate with the Stockholder in the disposition of its Registrable Securities in accordance with the method of distribution described in the Prospectus included in any Registration Statement, such cooperation to include the endorsement and transfer of any certificates representing Registrable Securities (or a book-entry transfer to similar effect) transferred in accordance with this Agreement and delivery of any necessary instructions or opinions to the Company’s transfer agent in order to cause the transfer agent to allow Shares to be sold from time to time as permitted by Law;

(q) ensure that any Free Writing Prospectus utilized in connection with any registration covered by Section 3.1 or Section 3.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby, will not conflict with a related Prospectus, Prospectus supplement and related documents and, when taken together with the related Prospectus, Prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(r) cooperate with the managing underwriters, if any, the Stockholder and its respective counsel in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, the NASDAQ Stock Market or any other national securities exchange on which the Shares are listed;

(s) pay the applicable filing fees covering the Registrable Securities in compliance with the SEC rules and to file such amendments or subsequent Registration Statements as may be required to maintain an effective Registration Statement for the relevant period;

(t) cooperate with the Stockholder and the managing underwriter, if any, to facilitate the timely preparation and delivery of book-entry shares or certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Stockholder at least two (2) Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof (and, in the case of Registrable Securities registered on a Shelf Registration Statement, at the request of the Stockholder, prepare and deliver book-entry shares or certificates representing such Registrable Securities not bearing any restrictive legends and deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow such Registrable Securities to be sold from time to time);

(u) cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Stockholder or the underwriters, if any, to consummate the disposition of such Registrable Securities; and

(v) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

To the extent the Company is a WKSI at the time any Demand Registration Request is submitted to the Company and such Demand Registration Request requests that the Company file an Automatic Shelf Registration Statement on Form S-3, the Company shall file an Automatic Shelf Registration Statement which covers those Registrable Securities which are requested to be registered. The Company shall use its commercially reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective.

If the Company does not pay the filing fee covering the Registrable Securities at the time the Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year the Company shall refile a new Automatic Shelf Registration Statement covering the Registrable Securities to remain effective for a period ending on the earliest of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Automatic Shelf Registration Statement, (ii) the date as of which there are no longer in existence any Registrable Securities covered by the Automatic Shelf Registration Statement and (iii) an earlier date agreed to in writing by the Company and the Stockholder. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its commercially reasonable best efforts to refile the shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such Registration Statement effective during the period during which such Registration Statement is required to be kept effective.

If the Company files any shelf Registration Statement for the benefit of the holders of any of its securities other than the Stockholder, and the Stockholder does not request that its Registrable Securities be included in such Shelf Registration Statement, the Company agrees that it shall include in such Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Stockholder) in order to ensure that the Stockholder may be added to such shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

The Company may require as a condition precedent to the Company’s obligations under this Section 3.4 that each participating holder as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request; provided, that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

The Stockholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (f) of this Section 3.4, the Stockholder will discontinue the Stockholder’s disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Stockholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph (f) of this Section 3.4 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in the Stockholder’s possession of the Prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (a) of this Section 3.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each participating holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by paragraph (e) of this Section 3.4.

Section 3.5 Registration Expenses.

(a) The Company shall pay all Expenses with respect to any registration or offering of Registrable Securities pursuant to Article III, whether or not a Registration Statement becomes effective or the offering is consummated; provided, that if registration on Form S-1 is required as result of the loss of the Company’s WKSI status relating to or in connection with the Merger, the Stockholder, the Third Party Stockholder, or the preparation of combined company financial statements following the Merger, the Company, on the one hand, and the Stockholder and the Third Party Stockholder, on the other hand, shall share the Expenses of such registration equally. Notwithstanding the foregoing, the Company shall not be required to pay for any Expenses of any registration begun pursuant to the terms of this Agreement if the Demand Registration request is subsequently withdrawn at the request of the Stockholder (in which case the Stockholder shall bear such expenses).

(b) Notwithstanding the foregoing, (x) the provisions of this Section 3.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with state “blue sky” laws of each state in which the offering is made and (y) in connection with any underwritten offering hereunder, the Stockholder shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by the Stockholder.

Section 3.6 Certain Limitations on Registration Rights. In the case of any registration under Section 3.1 involving an underwritten offering, or, in the case of a registration under Section 3.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such underwritten offering shall be subject to such underwriting agreement and no Person may participate in such underwritten offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other customary documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, that all such documents shall be consistent with the provisions hereof and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

Section 3.7 Limitations on Sale or Distribution of Other Securities.

(a) The Stockholder agrees, (i) to the extent requested in writing by a managing underwriter, if any, of any underwritten Public Offering pursuant to a registration or offering effected pursuant to Section 3.1 (except in the case of a Block Trade, unless the Stockholder has the option to participate in such Block Trade pursuant to this Agreement or otherwise), not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten Public Offering) during the time period reasonably requested by the managing underwriter, not to exceed ninety (90) days or such shorter period as the managing underwriter shall agree to; provided, that (x) such shorter period shall apply to the Stockholder and (y) if a managing underwriter of an offering releases the Third Party Stockholder of its similar obligations, the Stockholder shall be released from its obligations under this Section 3.7(a), on a pro rata basis, in accordance with the number of Registrable Securities held by them at such time (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to such managing underwriter) or Form S-8, or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a Public Offering so to agree); and (ii) to the extent requested in writing by a managing underwriter of any underwritten Public Offering effected by the Company for its own account (including without limitation any offering in which one or more holders is selling Common Stock pursuant to the exercise of piggyback rights under Section 3.2 hereof), it will not sell any Common Stock (other than as part of such underwritten Public Offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed ninety (90) days or such shorter period as the managing underwriter shall agree to; provided, that (x) such shorter period shall apply to the Stockholder and (y) if a managing underwriter of an offering releases the Third Party Stockholder of its similar obligations, the Stockholder shall be released from its obligations under this Section 3.7(a), on a pro rata basis, in accordance with the number of Registrable Securities held by them at such time.

(b) The Company hereby agrees that, in connection with an offering pursuant to Sections 3.1 or 3.2, the Company shall not sell, transfer, or otherwise dispose of, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten Public Offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), until a period of ninety (90) days (or such shorter period to which the Stockholder shall agree) shall have elapsed from the pricing date of such offering; and the Company shall (i) so provide in any registration rights agreements hereafter entered into with respect to any of its equity securities and (ii) use its commercially reasonable efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a Public Offering to so agree.

Section 3.8 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of the Stockholder to sell any Registrable Securities pursuant to any effective Registration Statement.

Section 3.9 Indemnification.

(a) Indemnification Rights.

(i) In the event of any registration or offer and sale of any securities of the Company under the Securities Act pursuant to this Article III, the Company will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the Stockholder, its directors, officers, employees, stockholders, members or general and limited partners, the Third Party Stockholder, in the offering or sale of such securities (and its directors, officers, employees, stockholders, members or general and limited partners), underwriter or Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, managing director, affiliate, representative, successor, assign or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such Third Party Stockholder or any such underwriter or Qualified Independent Underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary Prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any Free Writing Prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such Registration Statement or amendment thereof or supplement thereto or in any such Prospectus or any preliminary, final or summary Prospectus or Free Writing Prospectus in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by the Stockholder or the Third Party Stockholder.

(ii) The Stockholder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.9(a)(i)) to the extent permitted by law, the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and the Third Party Stockholder, if applicable, and its directors, officers, stockholders, managing directors, agents, affiliates, consultants, representatives, successors, assigns or general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement thereto, or any Free Writing Prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to the Company or its representatives by or on behalf of the Stockholder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein, and the Stockholder shall reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, that the aggregate amount which the Stockholder shall be required to pay pursuant to this Section 3.9 (including pursuant to indemnity, contribution or otherwise) shall in no case be greater than the amount of the net proceeds received by the Stockholder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claim; provided, further, that such Stockholder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment thereof or supplement thereto, or any Free Writing Prospectus utilized in connection therewith, such Stockholder has furnished in writing to the Company information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto or Free Writing Prospectus which corrected or made not misleading information previously furnished to the Company.

(iii) Indemnification similar to that specified in Sections 3.9(a)(i) and 3.9(a)(ii) (with appropriate modifications) shall be given by the Company and the Stockholder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

(iv) If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under Sections 3.9(a)(i), 3.9(a)(ii) or 3.9(a)(iii), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 3.9(a)(iv) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 3.9(a)(iv). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 3.9(a)(iv) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 3.9(a)(iv) to contribute any amount greater than the amount of the net proceeds received by such indemnifying party from the sale of Registrable Securities pursuant to the Registration Statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 3.9(a)(ii) and 3.9(a)(iii). In addition, neither the Stockholder nor any Affiliate thereof shall be required to pay any amount under this Section 3.9(a)(iv) unless such Person or entity would have been required to pay an amount pursuant to Section 3.9(a)(ii) if it had been applicable in accordance with its terms.

(v) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(vi) The indemnification and contribution required by this Section 3.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

(b) Notice of Claim; Defense of Claims.

(i) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.9, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article III.

(ii) In case any action or proceeding is brought against an indemnified party and such indemnified party shall have notified the indemnifying party of the commencement thereof (as required above), the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 3.10 Free Writing Prospectuses. Except for a Prospectus relating to Registrable Securities included in a Registration Statement, an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by the Company or other materials prepared by Company, the Stockholder represents and agrees that it (a) will not make any offer relating to the Registrable Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a Free Writing Prospectus, and (b) will not distribute any written materials in connection with the offer or sale pursuant to a Registration Statement of Registrable Securities, in each case, without the prior written consent of the Company and, in connection with any Public Offering, the underwriters.

Section 3.11 Information from and Obligations of the Stockholder. The Company and the Stockholder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by the Stockholder, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such Registration Statement, Prospectus, or any Free Writing Prospectus, are statements specifically relating to:

(a) the beneficial ownership of Shares by the Stockholder and its Affiliates as disclosed in the section of such document entitled “Selling Stockholders” or “Principal and Selling Stockholders” or other documents thereof and (ii) the name and address of the Stockholder and all information required to be disclosed in order to make such information not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus not to omit a material fact with respect to the Stockholder necessary in order to make the statements therein not misleading;

(b) all other information required to be included in such Registration Statement or Prospectus by applicable securities Laws in connection with the disposition of such Registrable Securities as the Company reasonably requests

Section 3.12 Rule 144 Reporting. With a view to making available to the Stockholder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to make and keep available adequate current public information, as defined in Rule 144(c), including all periodic and annual reports and other documents (other than Form 8-K reports) required of the Company under Sections 13 or 15(d) of the Exchange Act, and so long as the Stockholder beneficially owns Registrable Securities or securities convertible into or exercisable for Registrable Securities representing at least five percent (5%) of the outstanding shares of Common Stock, furnish to the Stockholder forthwith upon request (and all of the following shall be deemed furnished if available on the SEC’s EDGAR system): a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

Section 3.13 Transfer of Registration Rights. If the Stockholder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Article III. If the Stockholder Transfers a portion of its Registrable Securities, the Stockholder shall retain all rights and obligations under this Agreement with respect to the portion of the Registrable Securities that it continues to hold following such Transfer.

ARTICLE IV

PREEMPTIVE RIGHTS

Section 4.1 General. From the Effective Time until the first date at which the Stockholder and Stockholder Affiliates cease to beneficially own, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock, the Company shall not issue any New Securities to any Person, except in compliance with the provisions of this Article IV.

Section 4.2 Timing and Procedure. Except in respect of issuances set forth in Section 4.5, prior to the consummation of the issuance of New Securities, the Company shall send a written notice thereof (a “Participation Notice”) to the Stockholder. The Participation Notice shall include:

(a) the principal terms of the proposed issuance, including (i) the number and kind of New Securities to be included in the issuance, (ii) the price per security of the New Securities, (iii) the percentage equal to the aggregate number of Shares held by the Stockholder and Stockholder Affiliates (collectively, the “Investor Shares”) immediately prior to the issuance of the New Securities (which number the Company may elect to determine by reviewing the most recent Schedule 13D filed by the Stockholder and Stockholder Affiliates) divided by the aggregate number of the shares of Common Stock of the Company then issued and outstanding (the “Participation Percentage”), and (iv) the name of each Person to whom the New Securities are proposed to be issued (each a “Prospective Subscriber”); provided, that if the consideration to be paid by the Prospective Subscriber for the New Securities contains non-cash consideration, then the Participation Notice shall also specify the fair market value (as reasonably determined by the Board) of such non-cash consideration; and

(b) an offer by the Company to issue to the Stockholder and any designee of the Stockholder an aggregate number of New Securities equal (x) to the Participation Percentage multiplied by (y) the aggregate number of New Securities to be included in the issuance (the “Preemptive Rights Shares”), at the same price and otherwise on the same terms and conditions as the issuance to each of the Prospective Subscribers; provided, that if consideration to be paid by the Prospective Subscriber for the New Securities contains non-cash consideration, then such offer shall give each Stockholder the option to pay, in lieu of delivery of such non-cash consideration, cash in the amount of the fair market value (as reasonably determined by the Board) of such non-cash consideration.

Section 4.3 Exercise of Rights. If the Stockholder or any designee of the Stockholder desires to accept the offer contained in the Participation Notice (each Person who accepts the offer, a “Participant”), such Participant shall send an irrevocable commitment (each a “Participation Commitment”) to the Company as promptly as practicable and in any event within five (5) Business Days after the date of delivery of the Participation Notice specifying the number of Preemptive Rights Shares, or proportion of the aggregate number of Preemptive Rights Shares which it desires to be issued. The total number of Preemptive Rights Shares to be issued pursuant to all such Participation Commitments (the “Total Participation Commitment”) shall not exceed the total number of Preemptive Rights Shares determined pursuant to Section 4.2(b). If the Stockholder or any designee of the Stockholder has not so accepted such offer pursuant to the foregoing sentence, it shall be deemed to have irrevocably waived its right under this Article IV and the Company shall thereafter be free to issue the New Securities to the Prospective Subscribers within one hundred and eighty (180) days following the date of the Participation Notice on terms not materially more favorable to the Prospective Subscribers than those set forth in the Participation Notice, without any further obligation to such Stockholder. If the Company has not completed the sale of the New Securities in accordance with the foregoing sentence, the Company shall provide a new Participation Notice to the Stockholder on the terms and provisions set forth in Section 4.2.

Section 4.4 Closing of Preemptive Issuance; Stockholder Approval.

(a) The closing of an issuance pursuant to this Article IV shall take place at such time and place as the Company shall specify by notice to each Participant, and to the extent reasonably practicable, such notice shall be given not less than five (5) Business Days prior to the closing of the issuance; provided, in the event that the Company provides less than ten (10) Business Days’ notice, the Stockholder may elect to delay the closing of such issuance with respect to its Preemptive Rights Shares for up to fifteen (15) days. At the closing of any issuance under this Article IV, the Company shall deliver to each Participant originals of notes, certificates or other instruments evidencing the New Securities issued to such Participant (to the extent certificated), in each case, free and clear of any liens or encumbrances other than those arising under federal or state securities Laws, with any transfer tax stamps affixed (if applicable), against delivery by such Participant of the applicable consideration.

(b) Notwithstanding anything else in this Article IV, the Company shall not be required to sell to the Stockholder or Participant such portion of the New Securities that, if issued to the Stockholder of such Participant, would:

(i) require the Company to obtain stockholder approval in respect of such issuance under the listing rules of the NASDAQ Stock Market or any other securities exchange or any other applicable Law (“Stockholder Approval”) unless and until such Stockholder Approval is obtained; provided, that the Company shall use its commercially reasonable efforts to (A) submit such matter to the stockholders of the Company no later than the next annual meeting of the stockholders of the Company for which the proxy statement has not been publicly filed at the time of issuance of the applicable New Securities and (B) obtain any necessary Stockholder Approval at such annual meeting; or

(ii) result in the Stockholder and Stockholder Affiliates, beneficially owning, in the aggregate, shares of Common Stock in excess of the Cap.

Section 4.5 Exclusions. The preceding provisions of this Article IV shall not apply to:

(a) any issuance of New Securities to officers, employees, directors, advisors, contractors or consultants of the Company or any subsidiary of the Company, in each case, in connection with their compensation, employment or provision of services as such (including upon exercise of options or conversion of securities);

(b) any share split, pro rata dividend or distribution of New Securities made to all holders of Common Stock or other similar corporate action;

(c) the issuance of shares of New Securities in connection with any “business combination” (as defined in the rules and regulations promulgated by the SEC) or otherwise in connection with bona fide acquisitions of securities or assets of another Person, business unit, division or business, in each case, to the sellers in such transaction as consideration therefor; and

(d) the issuance of Common Stock with respect to the exercise or conversion of previously issued Common Stock Equivalents.

ARTICLE V

STANDSTILL

Section 5.1 Limitation on Share Acquisition and Ownership. From and after the date of this Agreement, unless an exemption or waiver is otherwise approved in advance in writing by a majority of the Non-Affiliated Directors, the Stockholder shall not, and shall cause its Affiliates and its and their respective Representatives acting on their behalf not to, until the first date as of which, both (i) the Stockholder and Stockholder Affiliates beneficially own, in the aggregate, less than five percent (5%) of the then-outstanding shares of Common Stock and (ii) there are no Investor Nominees serving on the Board (such first date, the “Fallaway Date”), directly or indirectly, acquire (through beneficial ownership or otherwise) any Capital Stock or other securities issued by the Company or any subsidiary thereof that derives its value from or has voting rights in respect of (in whole or in part) any Capital Stock of the Company or any subsidiary thereof, or any rights, options or other derivative securities or contracts or instruments to acquire such ownership that derives its value (in whole or in part) from such securities (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing); provided, however, that notwithstanding the foregoing, (i) the foregoing shall not restrict the issuance of Common Stock to the Stockholder and its Affiliates pursuant to the Merger Agreement and (ii) from and after the Effective Time (after giving effect to the issuance of Common Stock to the Stockholder and its Affiliates pursuant to the Merger Agreement), the Stockholder may, directly or indirectly, acquire Common Stock if, after giving effect to such acquisition, the Stockholder’s and Stockholder Affiliates’ beneficial ownership of then-outstanding shares of Common Stock, in the aggregate, does not exceed the Cap; provided, further, that this Section 5.1 shall not apply with respect to acquisitions by the Stockholder or Stockholder Affiliates from the Company pursuant to Article IV.

Section 5.2 Standstill. From and after the date of this Agreement, unless an exemption or waiver is otherwise approved in advance in writing by a majority of the Board (other than the Investor Nominees and the Third Party Stockholder Nominees), each Stockholder, shall not, and shall cause its Affiliates and its and their Representatives acting on their behalf not to, until the Fallaway Date, directly or indirectly:

(a) engage in any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act) or consents relating to the election of Directors with respect to the Company, become a “participant” (as such term is defined under Regulation 14A under the Exchange Act) in any solicitation seeking to elect Directors not nominated by the Board, or agree or announce an intention to vote with any Person undertaking a “solicitation”, or seek to advise or influence any Person or Group with respect to the voting of any voting securities of the Company, in each case, with respect thereto, other than (subject to Section 5.3) with respect to the election of the Investor Nominees;

(b) deposit any voting securities of the Company in any voting trust or similar arrangement (unless such securities remain subject to the restrictions set forth in this Agreement);

(c) form, join, knowingly encourage the formation of or knowingly engage in discussions relating to the formation of, or participate in a Group for the purpose of seeking control, or influencing the control of, the Company, except for the arrangements expressly set forth in this Agreement;

(d) make any public statement relating to seeking to control or influencing the management, Board or policies of the Company or any of its subsidiaries other than, in each case, through participation on the Board and the applicable committees pursuant to Article VI (Corporate Governance) of this Agreement; provided, that the Investor Nominees shall not be permitted to take any public action or make any public statement in concert with the Third Party Stockholder Nominees with respect to the Company;

(e) offer or propose to acquire or agree to acquire (or request permission to do so), whether by joining or participating in a Group or otherwise, beneficial ownership of voting securities, except as permitted by and in accordance with Section 5.1 or Article IV;

(f) publicly seek or publicly request permission to do any of the foregoing, publicly request to amend or waive any provision of Section 5.1 or this Section 5.2 (including this clause (f)), or publicly make or publicly seek permission to make any public announcement with respect to any of the foregoing;

(g) contest the validity or enforceability of the agreements contained in Section 5.1 or this Section 5.2 or publicly seek a release of the restrictions contained in Section 5.1 or this Section 5.2 (whether by legal action or otherwise);

(h) enter into any agreement, arrangement or understanding with respect to any of the foregoing; or

(i) knowingly encourage or knowingly facilitate others to do any of the foregoing.

Section 5.3 Permitted Actions. The restrictions set forth in Section 5.1 and Section 5.2 shall not apply to the Stockholder if any of the following occurs (provided, that, in the event any matter described in any of clauses (a) through (c) of this Section 5.3 has occurred and resulted in the restrictions imposed under Section 5.1 or Section 5.2 ceasing to apply to the Stockholder, then, in the event the transaction related to such matter has not occurred within six (6) months of the date on which the Stockholder was released from such restrictions, then so long as such transaction is not being actively pursued at such time, the restrictions set forth in Section 5.1 and Section 5.2 shall thereafter resume and continue to apply in accordance with their terms):

(a) in the event that the Company enters into a definitive agreement with respect to, a merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance, or otherwise (i) involving the sale to an unaffiliated third party of all or substantially all of the Company’s and its subsidiaries’ assets, taken as a whole, on a consolidated basis or (ii) that would, if consummated, result in the stockholders of the Company immediately prior to the consummation of such transaction, owning less than 50% of the total outstanding voting power of the voting securities of the Company or the surviving company (or any direct or indirect parent entity thereof) in such transaction;

(b) in the event that a tender offer or exchange offer for an amount of Capital Stock that represents more than 50% of the total voting power of the outstanding voting securities of the Company is commenced by a third Person (and not involving any breach, by the Stockholder, of Section 5.2) which tender offer or exchange offer, if consummated, would result in a Change of Control of the Company, and either (1) the Board recommends (by majority vote) that the stockholders of the Company tender their shares in response to such offer or does not recommend against the tender offer or exchange offer within ten (10) Business Days after the commencement thereof or such longer period as shall then be permitted under U.S. federal securities laws or (2) the Board later publicly recommends (by majority vote) that the stockholders of the Company tender their shares in response to such offer; or

(c) the Company makes a public announcement that is approved by the Board (by majority vote) that it intends to consummate a Change of Control transaction;

provided, however, that the Stockholder and the Third Party Stockholder shall not in any event be permitted to jointly make a competing proposal unless (x) Section 5.3(b) applies and (y) a majority of the Non-Affiliated Directors have provided their prior written consent to the cooperation in anticipation of, and the making of, such joint competing proposal.

Section 5.4 No Stockholder and Third Party Stockholder Group.

(a) From and after the Effective Time, unless an exemption or waiver is approved in advance in writing by a majority of the Directors (excluding the Investor Nominees and the Third Party Stockholder Nominees), the Stockholder and its Affiliates shall not, and shall cause their respective Representatives acting on their behalf not to, directly or indirectly, form a Group with the Third Party Stockholder, any Affiliate of the Third Party Stockholder or any of their respective Representatives acting on their behalf or otherwise have any contracts, agreements or other arrangements or understandings relating to seeking control, or influencing the control of, the Company, except for the arrangements expressly set forth in this Agreement.

(b) The Stockholder represents and warrants, as of the date of this Agreement, as of the Effective Time and as of each time at which the Stockholder and its Affiliates cast or cause to be cast any votes at any annual or special meeting of the Company’s stockholders or sign any written consent of the Company’s stockholders, that there are and will be no contracts, agreements, arrangements or understandings between the Stockholder, any of its Affiliates and/or their respective Representatives acting on their behalf, on the one hand, and the Third Party Stockholder, any of its Affiliates and/or their respective Representatives acting on their behalf, on the other hand, relating to seeking control, or influencing the control of, the Company, except for the arrangements expressly set forth in this Agreement.

(c) In the event that the Stockholder, any of its Affiliates and/or their respective Representatives acting on their behalf, on the one hand, and the Third Party Stockholder, any of its Affiliates and/or their respective Representatives acting on their behalf, on the other hand, has violated Section 5.4(a) (any such violation, a “Group Formation”), from and after such time, the Stockholder must cause all shares of Common Stock beneficially owned by the Stockholder and the Stockholder Affiliates that are entitled to be voted at any meeting of the stockholders of the Company to be present and voted at such meeting, and shall cause such shares to be voted in accordance with the direction of the vote of a majority of the Directors (excluding the Investor Nominees and the Third Party Stockholder Nominees) (the “Directed Voting”). The Board shall have the right to determine (by the vote of a majority of the Directors (excluding the Investor Nominees and the Third Party Stockholder Nominees)) whether a Group Formation has occurred, provided that prior to making a determination that a Group Formation has occurred, the Board must (i) provide written notice to the Stockholder of its belief that a Group Formation has occurred and a reasonably detailed explanation for such belief, (ii) provide the Stockholder with a period of ten (10) Business Days within which to respond to the Board’s belief that a Group Formation has occurred and (iii) consider in good faith any responses provided by the Stockholder pursuant to the foregoing clause (ii). The Directed Voting shall terminate in the event that the Board determines (by the vote of a majority of the Directors (excluding the Investor Nominees and the Third Party Stockholder Nominees))(taking into consideration in good faith any responses provided by the Stockholder pursuant to clause (iii) of the previous sentence) that the Group Formation has ceased; provided, however, that the Directed Voting shall be reinstated, subject to the provisions set forth in this Section 5.4(c), in the event that such Group Formation has been reinstated or in the event of a new Group Formation. The parties agree that in the event of a Group Formation, the Company shall be entitled to Directed Voting in addition to any other remedy to which it is entitled at law or in equity.

(d) The provisions in this Section 5.4 shall terminate at the earlier to occur of (i) the Stockholder and the Stockholder Affiliates beneficially own, in the aggregate, less than five percent (5%) of the outstanding shares of Common Stock and (ii) the Third Party Stockholder and any Affiliate of the Third Party Stockholder that beneficially owns Shares or other Capital Stock beneficially own, in the aggregate, less than five percent (5%) of the outstanding shares of Common Stock.

Section 5.5 Limitations. Notwithstanding anything to the contrary herein, nothing in this Article V shall restrict the ability of any director of the Board from exercising such Person’s fiduciary duties to the Company or the ability of the Stockholder, its Affiliates or any Representative from having private discussions with the Board or senior management of the Company.

ARTICLE VI

CORPORATE GOVERNANCE

Section 6.1 Size and Composition of the Board. From and after the Effective Time until the first date at which the Stockholder and Stockholder Affiliates cease to beneficially own, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock, the Board shall be comprised of ten (10) Directors, provided, that from and after the second annual meeting of the stockholders of the Company following the Closing Date (the “Second Annual Meeting”), the Board shall be comprised of nine (9) Directors. On the Closing Date, the Board shall consist of (i) Michael Bell, (ii) Alistair Macdonald, (iii) four (4) incumbent Directors (other than Alistair Macdonald) selected by the Board prior to the Closing Date (the “Continuing Directors”), (iv) two (2) Directors appointed by the Third Party Stockholder and (v) the two (2) individuals set forth below, who are designated by the Stockholder to be its nominees pursuant this Article VI (any such person so designated for nomination by the Stockholder pursuant to this Article VI, an “Investor Nominee”) and approved by the Company and the Governance Committee in accordance with Section 6.4, and who shall be appointed to the Board to serve as Directors in the class of Directors and the committee(s) of the Board, in each case, as identified below:

Name of Director	Class of Directors	Board Committee(s)
Todd Abbrecht	Class II	Governance Committee
Joshua Nelson	Class III	Compensation Committee

Section 6.2 Investor Nominees.

(a) From and after the Effective Time until the first date at which the Stockholder and Stockholder Affiliates cease to beneficially own, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock, the Stockholder shall have the right to designate for nomination to the Board:

(i) if the Stockholder and Stockholder Affiliates beneficially own, in the aggregate, at least sixteen and a half percent (16.5%) of the then-outstanding shares of Common Stock, two (2) Investor Nominees (both of which must be Qualifying Nominees); or

(ii) if the Stockholder and Stockholder Affiliates beneficially own, in the aggregate, at least five percent (5%) but less than sixteen and a half percent (16.5%) of the then-outstanding shares of Common Stock, one (1) Investor Nominee (which Investor Nominee must be a Qualifying Nominee).

(b) From and after the first date at which the Stockholder and Stockholder Affiliates cease to beneficially own, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock, (i) the Stockholder shall not have the right to designate any Investor Nominees to the Board pursuant to this Section 6.2 and (ii) the Company shall not be obligated to nominate any Investor Nominees to the Board pursuant to this Section 6.2. For the avoidance of doubt, following the termination of the Stockholder’s right to designate any Investor Nominees to the Board pursuant to the foregoing sentence, such right of designation shall not be reinstated in the event that after such occurrence the Stockholder and Stockholder Affiliates beneficially own, in the aggregate five percent (5%) or more of the outstanding shares of Common Stock.

Section 6.3 Election of Investor Nominees to the Board.

(a) In the event that an Investor Nominee must stand for an election of the Board in connection with any annual or special meeting of stockholders of the Company at which Directors are to be elected (each annual or special meeting, an “Election Meeting”), the Company shall give written notice (x) with respect to an annual meeting, no earlier than ninety (90) days prior to the anniversary of the Company’s prior annual meeting or (y) with respect to a special meeting, no earlier than ninety (90) days prior to the date of such meeting, to the Stockholder to request that the Stockholder nominate each Investor Nominee, and the Stockholder shall give written notice to the Company of each Investor Nominee no later than thirty days (30) after receiving such notice; provided, that if the Stockholder fails to give such notice in a timely manner, then the Stockholder shall be deemed to have nominated the incumbent Investor Nominees elected to the Board (unless the number of incumbent Investor Nominees elected to the Board is more than the number of incumbent Investor Nominees that the Stockholder is entitled to designate pursuant to this Agreement, in which case the Company shall determine which incumbent Investor Nominee elected to the Board shall be nominated unless otherwise notified by the Stockholder prior to such determination by the Company).

(b) In connection with any Election Meeting in which an Investor Nominee stands for election to the Board (or in the event that the Stockholder is permitted to designate a Replacement pursuant to Section 6.4), the Stockholder shall take all necessary action to cause its Investor Nominees to consent to such reference and background checks and to provide such information (including information necessary to determine any disclosure obligations of the Company) as the Board or the Governance Committee may reasonably request in connection with the Company’s disclosure obligations or in connection with the Company’s legal, regulatory or stock exchange requirements, which requests shall be of the same type as the Company requests of all other nominees to the Board.

(c) Subject to the provisions set forth in this Article VI, the Company shall use commercially reasonable efforts to cause any Investor Nominees to be appointed or elected to the Board. To the extent that an Investor Nominee must stand for an election of the Board in connection with an Election Meeting, subject to applicable requirements or qualifications under applicable Law or applicable stock exchange rules, the Company agrees to (i) nominate and recommend that the holders of Capital Stock of the Company who are entitled to vote at such Election Meeting vote in favor of the election of such Investor Nominee, (ii) support the Investor Nominee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees and (iii) otherwise use its commercially reasonable efforts to cause the election of the Investor Nominee to the Board at each Election Meeting.

(d) Notwithstanding anything to the contrary in this Agreement, none of the Governance Committee, the Company or the Board shall be under any obligation to nominate or recommend a proposed Investor Nominee if the Governance Committee determines (by majority vote) in good faith that such proposed Investor Nominee is not a Qualifying Nominee.

Section 6.4 Qualification and Replacement of Investor Nominees.

(a) Each Investor Nominee shall, at the time of nomination and at all times thereafter until such individual’s service on the Board ceases, be a Qualifying Nominee. If the Governance Committee determines in good faith that an Investor Nominee elected to the Board has ceased to be a Qualifying Nominee, the Stockholder shall promptly deliver (i) to the Investor Nominee, a notice of effectiveness (subject to acceptance by the Board) of such Investor Nominee’s previously executed resignation from the Board and (ii) to the Company, (A) the previously executed resignation of the Investor Nominee elected to the Board and (B) a copy of the notice of effectiveness delivered to the Investor Nominee as described in the foregoing clause (i). In the event that NASDAQ expressly informs the Company that an Investor Nominee is not independent under applicable NASDAQ rules, such Investor Nominee shall cease to be a Qualifying Nominee and the Governance Committee shall be permitted to determine that such Investor Nominee is no longer a Qualifying Nominee and shall be deemed to have acted in good faith in connection therewith. Notwithstanding anything set forth to the contrary in the Charter or the Bylaws, if an Investor Nominee shall cease for any reason to serve as a Director (including by death, disability, retirement, resignation or removal of such Investor Nominee but excluding a resignation of such Investor Nominee pursuant to Section 6.11(b)), the Stockholder shall have the exclusive right to designate a replacement for such Investor Nominee (a “Replacement”) to the Governance Committee for its determination in good faith that such Replacement qualifies as a Qualifying Nominee. If the Governance Committee determines that such Replacement qualifies as a Qualifying Nominee, the Company shall promptly take all action within its control necessary to satisfy the requirements under this Article VI with respect to such Replacement (who shall serve in the same class of Directors as the Investor Nominee for which such Person serves as a Replacement), including by causing the appointment of such Replacement to the Board to fill any such vacancy. If any such Replacement is not determined by the Governance Committee to be a Qualifying Nominee, the Stockholder shall be entitled to continue designating a Replacement until such proposed designee is determined by the Governance Committee to qualify as a Qualifying Nominee. The Company shall not fill the vacancy on the Board during any period in which the appointment of an Investor Nominee is pending without the prior written consent of the Stockholder.

Section 6.5 Continuing Directors; Replacement of Directors.

(a) Each Continuing Director shall, at the time of nomination and at all times thereafter until such individual’s service on the Board ceases, be a Qualifying Nominee. From and after the Effective Time, until such time as a Continuing Director shall cease for any reason to serve as a Director (including by death, disability, retirement, resignation or removal of such Continuing Director), the Company shall use commercially reasonable efforts to cause such Continuing Director to be reelected to the Board at any Election Meeting in which such Continuing Director stands for election to the Board.

(b) Notwithstanding anything set forth to the contrary in the Charter or the Bylaws, except as expressly set forth in this Agreement or the Third Party Stockholder Agreement, in the event that a Director shall cease for any reason to serve as a Director, the Governance Committee shall have the right to nominate (by majority vote) a replacement to fill any such vacancy on the Board, which replacement must not be an Affiliate of the Stockholder or the Third Party Stockholder (unless otherwise approved by the Non-Affiliated Directors) and must be approved by the Board (acting by majority vote), and the Company agrees to take all requisite action to cause such replacement to be appointed or elected to fill such vacancy; provided, that the Governance Committee shall not have the right to nominate a replacement unless and until the Governance Committee is comprised of at least two (2) Non-Affiliated Directors. If at the time of the occurrence of a vacancy described in the previous sentence, the Governance Committee is not comprised of at least two (2) Non-Affiliated Directors, then the Board (by majority vote) shall appoint a sufficient number of Non-Affiliated Directors to the Governance Committee and, if a sufficient number of Non-Affiliated Directors are unavailable to serve on the Governance Committee, the Board (acting by majority vote) shall have the right to nominate and appoint a replacement to fill any such vacancy.

Section 6.6 Committees.

(a) For so long as the Stockholder shall have the right to designate two (2) Investor Nominees for nomination to the Board pursuant to Section 6.2(a)(i), the committees of the Board and composition thereof shall be as set forth below:

Committee	Composition	Chairperson Appointment
Governance Committee

•       Two (2) Non-Affiliated Directors (selected by a majority vote of the Non-Affiliated Directors);

•       One (1) Investor Nominee (selected by the Stockholder); and

•       One (1) Third Party Stockholder Nominee (selected by the Third Party Stockholder), subject to the Third Party Stockholder’s right to such committee representation under the Third Party Stockholder Agreement.

• Chair to be selected by the majority vote of the Investor Nominees and Third Party Stockholder Nominees serving on the Board (voting as a single group).

Compensation Committee

•       Two (2) Non-Affiliated Directors (selected by a majority vote of the Non-Affiliated Directors);

•       One (1) Investor Nominee (selected by the Stockholder); and

•       One (1) Third Party Stockholder Nominee (selected by the Third Party Stockholder), subject to the Third Party Stockholder’s right to such committee representation under the Third Party Stockholder Agreement.

• Chair to be selected by a majority vote of the Non-Affiliated Directors.
Audit Committee	• Three (3) Directors who meet the applicable requirements under SEC and stock exchange rules (selected by a majority vote of the Board).	• Chair to be selected by a majority vote of the Board.

(b) For so long as the Stockholder shall have the right to designate only one (1), Investor Nominee for nomination to the Board pursuant to Section 6.2(a)(ii), the committees of the Board and composition thereof shall be as set forth below:

Committee	Composition	Chairperson Appointment
Governance Committee

•       Two (2) Non-Affiliated Directors (selected by a majority vote of the Non-Affiliated Directors);

•       One (1) Investor Nominee (selected by the Stockholder), so long as an Investor Nominee is not also serving on the Compensation Committee; and

•       One (1) Third Party Stockholder Nominee (selected by the Third Party Stockholder), subject to the Third Party Stockholder’s right to such committee representation under the Third Party Stockholder Agreement.

•       Chair to be selected by the majority vote of the Investor Nominees and Third Party Stockholder Nominees serving on the Board (voting as a single group); provided that if the Third Party Stockholder does not have the right to designate at least two (2) Third Party Stockholder Nominees for nomination to the Board pursuant to the Third Party Stockholder Agreement, then the chair shall be selected by a majority vote of the Board.

Compensation Committee

•       Two (2) Non-Affiliated Directors (selected by a majority vote of the Non-Affiliated Directors);

•       One (1) Investor Nominee (selected by the Stockholder), so long as an Investor Nominee is not also serving on the Governance Committee; and

•       One (1) Third Party Stockholder Nominee (selected by the Third Party Stockholder), subject to the Third Party Stockholder’s right to such committee representation under the Third Party Stockholder Agreement.

• Chair to be selected by a majority vote of the Non-Affiliated Directors.

Audit Committee	• Three (3) Directors who meet the applicable requirements under SEC and stock exchange rules (selected by a majority vote of the Board).	• Chair to be selected by a majority vote of the Board.

(c) Notwithstanding the foregoing, the Third Party Stockholder’s right to designate Third Party Stockholder Nominees to serve on any committees as described in this Section 6.6 may be reduced, eliminated or otherwise modified pursuant to the terms of the Third Party Stockholder Agreement.

(d) The Company agrees to take all requisite action to cause the persons designated pursuant to the foregoing provisions of this Section 6.6 to be duly appointed to the positions for which they were so designated.

Section 6.7 Proxy or Information Statement. Within a reasonable time prior to the filing with the SEC of the Company’s proxy statement or information statement with respect to any Election Meeting, the Company shall, to the extent the Stockholder is then entitled to representation on the Board in accordance with this Agreement, provide the Stockholder with the opportunity to review and comment on the information contained in such proxy or information statement applicable to such Investor Nominees and shall take into account all reasonable comments from the Stockholder.

Section 6.8 Executive Chairperson of the Board. From and after the Effective Time until the Second Annual Meeting, (i) the Executive Chairperson of the Board shall be Michael Bell and (ii) removal of the Executive Chairperson of the Board from the role as such shall require the affirmative vote of a majority of the Board (other than the Executive Chairperson). If prior to the Second Annual Meeting Michael Bell shall cease for any reason to serve as a Director of the Board (including by death, disability, retirement, resignation or removal), the Investor Nominees, together with the Third Party Stockholder Nominees, shall have the right by majority vote to designate for nomination to the Board an individual that will serve as Executive Chairperson; provided, that such individual (and any replacement thereafter) shall be a Qualifying Nominee. From and after the Second Annual Meeting, the Board shall be comprised of nine (9) Directors and the Board, by the affirmative vote of a majority of the Board, shall appoint a member of the Company’s Board to serve as Chairperson of the Board.

Section 6.9 Lead Independent Director. From and after the Effective Time until the Second Annual Meeting, (i) the Lead Independent Director shall be an independent Director, within the meaning of the stock exchange rules, approved by a majority vote of the Non-Affiliated Directors and (ii) removal of the Lead Independent Director from the role as such shall require the affirmative vote of a majority of the Board (other than the Lead Independent Director). If prior to the Second Annual Meeting the Lead Independent Director (or any replacement thereof) shall cease for any reason to serve as a Director of the Board (including by death, disability, retirement, resignation or removal), the Non-Affiliated Directors shall have the right to approve (by majority vote) a replacement Lead Independent Director, which replacement the Company agrees to cause to be duly appointed as such. From and after the Second Annual

Meeting, the Board shall have the right to determine by majority vote whether to have a Lead Independent Director and, if the Board so determines, the Lead Independent Director shall be selected or appointed (as applicable) by a majority vote of the Board. The powers and duties of the Lead Independent Director will be as set forth on Schedule B, in addition to any additional powers and duties as the Board (acting by majority vote) may determine from time to time.

Section 6.10 Chief Executive Officer. From and after the Effective Time, (i) the Chief Executive Officer of the Company shall be Alistair Macdonald and (ii) removal or replacement of the Chief Executive Officer from the role as such shall require the affirmative vote of a majority of the Board (other than the Chief Executive Officer). The Parties agree that the Company’s Chief Executive Officer shall be nominated for election as a Director of the Company and shall be nominated for re-election each time the Chief Executive Officer Board position is set to expire at the next annual meeting of stockholders of the Company. If the Chief Executive Officer shall cease for any reason to serve as Chief Executive Officer and Director (including by death, disability, retirement, resignation or removal), the resulting vacancy created on the Board shall be filled by the successor Chief Executive Officer (which successor Director must be a Qualifying Nominee).

Section 6.11 Resignation; Removal.

(a) The Stockholder shall have right at any time and from time to time to cause any Investor Nominee elected to the Board to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then serves by delivering (i) to the Investor Nominee, a notice of effectiveness (subject to acceptance by the Board) of such Investor Nominee’s previously executed resignation from the Board and (ii) to the Company, (A) the previously executed resignation of the Investor Nominee elected to the Board and (B) a copy of the notice of effectiveness delivered to the Investor Nominee as described in the foregoing clause (i).

(b) If the Stockholder no longer has the right to designate the number of Investor Nominees then serving on the Board or any committee of the Board pursuant to the terms of this Article VI, the Stockholder shall cause the applicable number of Investor Nominees to promptly tender their resignation from the Board and any committee of the Board on which they serve by delivering (i) to the Investor Nominee, a notice of effectiveness (subject to acceptance by the Board) of such Investor Nominee’s previously executed resignation from the Board and (ii) to the Company, (A) the previously executed resignation of the Investor Nominee elected to the Board and (B) a copy of the notice of effectiveness delivered to the Investor Nominee as described in the foregoing clause (i) and, if the Board accepts such resignation(s), the resulting vacancy or vacancies shall be filled by the Board.

Section 6.12 Rights of the Investor Nominees.

(a) The Company shall notify each Investor Nominee, at the same time and in the same manner as such notification is delivered to the other members of the Board, of all regular meetings and special meetings of the Board and of all regular and special meetings of any committee of the Board of which such Investor Nominee is a member. The Company and the

Board shall provide each Investor Nominee with copies of all notices, minutes, consents and other material that it provides to all other members of the Board concurrently as such materials are provided to the other members.

(b) Each Investor Nominee shall be entitled to the same directors’ and officers’ insurance coverage as the other Directors and the same indemnification from the Company as such other Directors, in each case, effective no later than the date on which such Investor Nominee joins the Board. If the Company enters into indemnification agreements with its Directors generally, the Company will enter into an indemnification agreement with each Investor Nominee in the same form and substance as the other Directors.

Section 6.13 No Duty for Corporate Opportunities. Notwithstanding anything to the contrary in this Agreement or in any policy or code of the Company, the Company, on behalf of itself and its subsidiaries, (a) acknowledges and affirms that the Stockholder and its Affiliates, employees, directors, partners and members, including any Investor Nominee (the “Investor Group”), (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its subsidiaries that may, are or will be competitive with the Company’s or any of its subsidiaries’ businesses or that could be suitable for the Company’s or any of its subsidiaries’ interests, (ii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, Other Investments, (iii) may develop or become aware of business opportunities for Other Investments and (iv) may or will, as a result of matters referred to in this Agreement, the nature of the Investor Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments) or any other opportunities, in each case, that may arise in connection with the circumstances described in the foregoing clauses (i) – (iv) (collectively, the “Renounced Business Opportunities”), (c) acknowledges and affirms that no member of the Investor Group shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its subsidiaries, and any member of the Investor Group may pursue a Renounced Business Opportunity, and (d) acknowledges and affirms that any of the activities set forth in this Section 6.13 shall not be considered a violation of any policies and codes of the Company. Notwithstanding the foregoing, the Company does not renounce its interest in, and an Investor Nominee shall have an obligation to communicate to the Board, any business opportunity of which such Investor Nominee first became aware in his or her capacity as a Director.

ARTICLE VII

VOTING; PRIOR AGREEMENT

Section 7.1 Voting. From the Effective Time and until the first date on which the Stockholder and Stockholder Affiliates cease to beneficially own, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock, solely with respect to any matter relating to (i) the election or removal of Directors to or from the Board and (ii) the effectuation of the provisions of this Agreement, the Stockholder shall (A) attend, in person or by proxy, all meetings of the stockholders of the Company and shall vote, or cause to be voted, all shares of Capital Stock held by the Stockholder and the Stockholder Affiliates, and (B) shall deliver (or cause to be delivered) written consents for all the shares of Capital Stock beneficially owned by the Stockholder and the Stockholder Affiliates on any matter submitted for the written consent of the stockholders of the Company, in each case, in such manner as recommended by the Board.

Section 7.2 Prior Merger Agreement. The Company hereby acknowledges and agrees on behalf of itself, its successors and assigns, and its subsidiaries that (i) Section 9.2 (or any other provisions or definitions that relate thereto) of the Prior Merger Agreement shall not be amended, modified, waived, terminated or supplemented in any manner without the prior written consent of the Stockholder and (ii) all other provisions of the Prior Merger Agreement shall not be amended, modified, waived, terminated or supplemented in any manner that would adversely affect the rights of the Company Holder under the Prior Merger Agreement without the prior written consent of the Stockholder.

ARTICLE VIII

INFORMATION RIGHTS

Section 8.1 Financial and Business Information.

(a) From the Effective Time until the last date on which a Stockholder that is structured as a venture capital operating company (any such Stockholder, a “VCOC”) owns any direct or indirect interest in the Company, the Company shall, and shall cause each of its subsidiaries to (i) give the Stockholder and its respective counsel, financial advisors, auditors and other authorized representatives, upon reasonable request, reasonable access during normal business hours to the offices, properties, books and records of the Company and its subsidiaries on reasonable notice (provided that such access shall not unreasonably interfere with the operation of the business of the Company and its subsidiaries in the ordinary course) and (ii) furnish the Stockholder and its respective representatives such financial and operating data and other information relating to the Company or any of its subsidiaries, in each case, as such Stockholder may reasonably request in connection with the preparation and review of its financial statements, financial reporting, tax reporting and securities filings; provided, that the Company may restrict the foregoing access and the disclosure of information pursuant to this Section 8.1 to the extent that (A) in the reasonable good faith judgment of the Company, any applicable Law requires the Company or its subsidiaries to restrict or prohibit access to any such properties or information, (B) in the reasonable good faith judgment of the Company, the information is subject to confidentiality obligations to a third party, (C) disclosure of any such information or document would reasonably be expected to result in the loss of attorney-client privilege or (D) in the reasonable good faith judgment of the Company, disclosure of any such information or document would reasonably be expected to compromise the Company’s competitive position or make available sensitive commercial information to a competitor of the Company; provided, that in the circumstances described in each of the foregoing clauses (A) through (D), the Parties will use commercially reasonable efforts to make, to the extent practicable, reasonable and appropriate substitute disclosure arrangements in a manner that is consistent with clauses (A) through (D).

(b) In addition, for so long as the VCOC owns any direct or indirect interest in the Company, it shall have the right, upon reasonable request, to (i) meet and consult with the senior executive management team and other appropriate officers of the Company and its subsidiaries periodically to review the Company’s and subsidiaries’ progress in achieving its plans and provide consultation and advice with respect to the same and (ii) inspect the books and records of the Company and its subsidiaries and the facilities of the Company and its subsidiaries, and to request and receive reasonable information regarding the Company’s and its subsidiaries’ financial condition and operations. Further, to the extent consistent with applicable Law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), the Company shall inform the VCOC or its designated representative in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the Charter or Bylaws or any of the Company’s subsidiaries, and shall provide the VCOC or its designated representative with the right to consult with and advise the Company and its subsidiaries with respect to such actions. The Company agrees to consider, in good faith, the recommendations of the VCOC or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement, other than Article III, Article V and Article XII, shall terminate upon the earlier of (a) the first date on which the Stockholder and Stockholder Affiliates cease to beneficially own, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock and (b) the mutual written agreement of the Stockholder and the Company. The provisions of Article III and Article XII shall terminate upon the earlier of (i) the time when there are no longer any Registrable Securities and (ii) the mutual written agreement of the Stockholder and the Company. The provisions of Article V shall survive the termination of this Agreement until the Fallaway Date. Promptly following the occurrence of the condition to termination set forth in clause (a) of the first sentence of this Section 9.1, the Stockholder shall execute a notice in the form attached hereto as Exhibit B, certifying that such condition to termination has occurred (unless the Stockholder has filed a Schedule 13D with the SEC reflecting the same, which shall be deemed notice thereof); provided, however that any such notice shall not be a condition to such termination. For the avoidance of doubt, in the event that the Merger Agreement is terminated pursuant to Article VII thereof, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or of any of its representatives or Affiliates).

Section 9.2 Effect of Termination; Survival. In the event of any termination of any provision of this Agreement pursuant to Section 9.1, such provision of this Agreement shall be terminated, and there shall be no further liability or obligation under such provision on the part of any Party, other than Section 3.9, this Section 9.2 and Article XII, which provisions shall survive any termination; provided, that nothing contained in this Agreement (including this Section 9.2) shall relieve a Party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent occurring prior to such termination.

ARTICLE X

REPRESENTATIONS OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to the Company as follows:

Section 10.1 Organization; Authorization. The Stockholder is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept or equivalent) under the Laws of the jurisdiction of its organization. The Stockholder has all requisite corporate or other organizational capacity, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement and the Stockholder’s performance of its obligations under this Agreement have been duly authorized by all necessary corporate or other organizational action on the part of the Stockholder and no other corporate or other organizational action on the part of the Stockholder is necessary to authorize the execution and delivery of this Agreement or for the Stockholder to perform its obligations under this Agreement. No approval by any holder of the Stockholder’s equity, membership or other interests is necessary to approve this Agreement. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

Section 10.2 Governmental Filings; No Violations; Certain Contracts.

(a) No consent, approval, order or authorization of, or registration, declaration or filing with or notice to, any Governmental Entity is required to be obtained or made by the Stockholder in connection with the execution and delivery of this Agreement, except for (i) as required under the HSR Act or under any other applicable antitrust Law, (ii) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act, and any other applicable state or federal securities, takeover and “blue sky” laws and (iii) any filings and approvals required under the rules and regulations of NASDAQ. Such consents, authorizations, filings, approvals and registrations which, if not obtained or made, are not reasonably likely to prevent, materially delay or materially impair the performance of the Stockholder’s obligations under this Agreement.

(b) The execution and delivery by the Stockholder of this Agreement does not, and the compliance with the provisions hereof will not, result in any loss, or suspension, limitation or impairment of any right of the Stockholder to own or use any assets required for the conduct of its business or conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of the Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (A) the organizational documents of the Stockholder, (B) any Contract to which the Stockholder is a party or by which the Stockholder or any of its properties or assets may be bound or (C) any Law or any rule or regulation of the NASDAQ applicable to the Stockholder or by which the Stockholder or any of its properties or assets may be bound.

Section 10.3 Litigation. There are no Actions pending or threatened against the Stockholder that seek to enjoin, or are reasonably likely to have the effect of preventing, making illegal or otherwise interfering with, the performance of the Stockholder’s obligations under this Agreement, except as would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the ability of the Stockholder to perform the Stockholder’s obligations under this Agreement or to consummate the transactions contemplated hereby.

Section 10.4 Ownership. As of the date hereof and as of the Effective Time, neither the Stockholder nor any of its Affiliates beneficially own any securities of the Company other than, as of the Effective Time, the shares of Common Stock issued in the Merger.

Section 10.5 Reliance. The Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

Section 10.6 Finder’s Fees. Other than Credit Suisse Securities (USA) LLC, no agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from the Company or any of its Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

ARTICLE XI

REPRESENTATIONS OF THE COMPANY

The Company hereby represents and warrants to the Stockholder as follows:

Section 11.1 Organization, Good Standing. The Company is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept or equivalent) under the Laws of the jurisdiction of its organization.

Section 11.2 Corporate Authority. The Company has all requisite corporate power and authority to execute and deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the Company’s performance of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or for the Company to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Stockholder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by the Bankruptcy and Equity Exception).

Section 11.3 Governmental Filings; No Violations; Certain Contracts.

(a) No consent, approval, order or authorization of, or registration, declaration or filing with or notice to, any Governmental Entity is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement, except for (i) as required under the HSR Act or under any other applicable antitrust Law, (ii) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act, and any other applicable state or federal securities, takeover and “blue sky” laws and (iii) any filings and approvals required under the rules and regulations of NASDAQ. Such consents, authorizations, filings, approvals and registrations which, if not obtained or made, are not reasonably likely to prevent, materially delay or materially impair the performance of the Company’s obligations under this Agreement.

(b) The execution and delivery by the Company of this Agreement does not, and the compliance with the provisions hereof will not, result in any loss, or suspension, limitation or impairment of any right of the Company to own or use any assets required for the conduct of its business or conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of the Company under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (A) the organizational documents of the Company, (B) any Contract to which the Company is a party or by which the Company or any of its properties or assets may be bound or (C) any Law or any rule or regulation of the NASDAQ applicable to the Company or by which the Stockholder or any of its properties or assets may be bound.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1 Confidential Information. The Stockholder and each Stockholder Affiliate shall hold, in strict confidence, and shall not disclose to any Person, unless and to the extent disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Confidential Information”) concerning the Company and its subsidiaries furnished to it by Company or its Representatives pursuant to this Agreement (except (a) to the extent such Confidential Information can be shown to have been (i) previously known by the Stockholder or such Stockholder Affiliate on a non-confidential basis, (ii) in the public domain through no breach by the Stockholder or any Stockholder Affiliate of any of the confidentiality obligations to the Company, (iii) later acquired by the Stockholder or such Stockholder Affiliate from other sources not known by the Stockholder or such Stockholder Affiliate, after reasonable inquiry, to be subject to a duty of confidentiality with respect to such Confidential Information, and (b) Confidential Information may be disclosed by the Stockholder or such Stockholder Affiliate to its officers, directors, employees, partners, accountants, members, equityholders, lawyers or other professional advisors to the extent any such Person needs to know such information in connection with (i) the management of the investment of the Stockholder and the Stockholder Affiliates in the Company or (ii) any offerings under Article III); provided, that the Stockholder or such Stockholder Affiliate informs any such Person that such information is confidential. If disclosure is required by judicial or administrative process or by any other requirement of Law, the Stockholder shall provide the Company with prompt written notice to the extent permissible by Law, together with a copy of any material proposed to be disclosed, so that the Company may (a) seek, at the Company’s expense, an appropriate protective order or other appropriate relief (and the Stockholder and the Stockholder Affiliates shall reasonably cooperate with the Company, at the Company’s expense, to obtain such order or relief), or (b) if the Company so elects, waive compliance with the provisions of this Section 12.1.

Section 12.2 Fees and Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all expenses incurred by the Parties in connection with the negotiation, execution and delivery of this Agreement will be borne solely and entirely by the Party incurring such expenses.

Section 12.3 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, upon delivery by an internationally recognized overnight courier service or by email transmission (upon sending, so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating the recipient did not receive such email) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.3):

If to the Company, addressed to it at:

INC Research Holdings, Inc.

3201 Beechleaf Court, Suite 600

Raleigh, North Carolina 27604

Attention:             Chris Gaenzle, Chief Administrator & General Counsel

Email:                   Chris.Gaenzle@INCResearch.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention:            Krishna Veeraraghavan

                             Scott Crofton

Email:                  veeraraghavank@sullcrom.com

                             croftons@sullcrom.com

If to the Stockholder, addressed to it at:

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor

Boston, Massachusetts 02110

Attention:            Todd M. Abbrecht

                             Joshua Nelson

Email: TAbbrecht@THL.com;

JNelson@THL.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:            Michael J. Aiello

                             Sachin Kohli

Email:                  michael.aiello@weil.com

                             sachin.kohli@weil.com

Section 12.4 Interpretation; Headings. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to “days” shall mean “calendar days” unless expressly stated otherwise.

Section 12.5 Methodology for Calculations. Except as otherwise expressly provided in this Agreement, for purposes of calculating (a) the amount of outstanding shares of Common Stock as of any date and (b) the amount of shares of Common Stock owned by a Person hereunder (and the percentage of the outstanding shares of Common Stock owned by a Person hereunder), no Common Stock Equivalents of the Company shall be treated as having been converted, exchanged or exercised. In the event of any stock split, stock dividend, reverse stock split, any combination of the shares of Common Stock or any similar event, with respect to all references in this Agreement to a Stockholder or Stockholders holding a number of shares of Common Stock, the applicable number shall be appropriately adjusted to give effect to such stock split, stock dividend, reverse stock split, any combination of the shares of Common Stock or similar event.

Section 12.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 12.7 Entire Agreement. This Agreement (including any Schedule or Exhibit hereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

Section 12.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by the Stockholder or any Stockholder Affiliate without the prior written consent of the Company or by the Company without the prior written consent of the Stockholder. Any purported assignment in breach of this Section 12.8 shall be null and void. For the avoidance of doubt, the rights, interests and obligations in Article III are not assignable.

Section 12.9 Further Assurances. Each Party shall cooperate, take such actions, enter into such agreements (including customary indemnification and contribution agreements) and execute such documents as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, that no Party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable Law.

Section 12.10 Parties in Interest; Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. The representations and warranties in this Agreement may represent an allocation between the Parties of risks associated with particular matters regardless of the knowledge of either Party. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 12.11 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement. The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Delaware Court of Chancery; provided, that if the Delaware Court of Chancery does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the Superior Court of the State of Delaware (Complex Commercial Division); provided, further, that if subject matter jurisdiction over the matter that is the subject of the Action is vested exclusively in the federal courts of the United States of America, such Action shall be heard in the United States District Court for the District of Delaware. Consistent with the preceding sentence, each of the Parties hereby (i) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by any Party; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 12.3; (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts; and (iv) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

Section 12.12 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.12.

Section 12.13 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 12.14 Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, a non-breaching Party shall be entitled to (a) an order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each Party further agrees that the non-breaching Party shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12.14, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 12.15 Amendment. This Agreement may not be amended except by an instrument in writing signed by the Company and the Stockholder. For so long as the Stockholder and the Stockholder Affiliates beneficially own, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock, in the event the Company proposes to grant to the Third Party Stockholder or any of its Affiliates any rights or terms that are more favorable, including as a result of any amendment, waiver of modification to the rights granted to the Third Party Stockholder or any of its Affiliates as of the date of this Agreement, than the rights and terms granted under this Agreement, or would otherwise have a detrimental effect on the rights of the Stockholder and Stockholder Affiliates hereunder, the Company shall grant such favorable rights and terms to the Stockholder.

Section 12.16 Waiver. At any time, either the Company or the Stockholder (on behalf of itself and any Stockholder Affiliate) may, to the extent permitted by applicable Law, (a) extend the time for the performance of any obligation or other act of the other Party, (b) waive any breach or inaccuracy in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant hereto, and (c) waive compliance by the other Party with any agreement or condition to its own obligations contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Notwithstanding the foregoing, no failure or delay by either Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

INC RESEARCH HOLDINGS, INC.

By:	/s/ Alistair Macdonald
Name:	Alistair Macdonald
Title:	Chief Executive Officer

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

THOMAS H. LEE EQUITY FUND VI, L.P.

By:	THL Equity Advisors VI, LLC, its General Partner
By:	Thomas H. Lee Partners, L.P., its Sole Member
By:	Thomas H. Lee Advisors, LLC, its General Partner
By:	THL Holdco, LLC, its Managing Member

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Managing Director

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.

By:	THL Equity Advisors VI, LLC, its General Partner
By:	Thomas H. Lee Partners, L.P., its Sole Member
By:	Thomas H. Lee Advisors, LLC, its General Partner
By:	THL Holdco, LLC, its Managing Member

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Managing Director

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

THL OPERATING PARTNERS, L.P.

By:	Thomas H. Lee Partners, L.P., its General Member
By:	Thomas H. Lee Advisors, LLC, its General Partner
By:	THL Holdco, LLC, its Managing Member

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Managing Director

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

GREAT-WEST INVESTORS, L.P.

By:	Thomas H. Lee Advisors, LLC, Attorney-in-Fact
By:	THL Holdco, LLC, its Managing Member

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Managing Director

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III, LLC

By:	Putnam Investments Holdings, LLC, its Managing Member
By:	Putnam Investments, LLC, its Managing Member
By:	Thomas H. Lee Advisors, LLC, Attorney-in-Fact
By:	THL Holdco, LLC, its Managing Member

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Managing Director

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

THL COINVESTMENT PARTNERS, L.P.

By:	Thomas H. Lee Partners, L.P., its General Partner
By:	Thomas H. Lee Advisors, LLC, its General Partner
By:	THL Holdco, LLC, its Managing Member

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Managing Director

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

THOMAS H. LEE PARALLEL FUND VI, L.P.

By:	THL Equity Advisors VI, LLC, its General Partner
By:	Thomas H. Lee Partners, L.P., its Sole Member
By:	Thomas H. Lee Advisors, LLC, its General Partner
By:	THL Holdco, LLC,
its Managing Member

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Managing Director

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

THL FUND VII BRIDGE CORP.

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	President

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

THL PARALLEL FUND VII BRIDGE CORP.

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	President

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

THL CAYMAN FUND VII BRIDGE CORP.

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	President

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

THL EXECUTIVE FUND VII BRIDGE CORP.

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	President

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

THL EQUITY FUND VII INVESTORS (INVENTIV), L.P.

By:	THL Equity Advisors VII, LLC, its General Partner
By:	Thomas H. Lee Partners, L.P., its Sole Member
By:	Thomas H. Lee Advisors, LLC, its General Partner
By:	THL Holdco, LLC, its Managing Member

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Managing Director

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

EXHIBIT A

Form of Joinder

JOINDER TO STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders’ Agreement dated as of May 10, 2017 (the “Stockholders’ Agreement”) by and among INC Research Holdings, Inc., Thomas H. Lee Equity Fund VI, L.P. and the other signatories that are party thereto as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a Stockholder as if it had executed the Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:

[●],

2017

[●]

By:
Name:
Title:

Address for Notices:
[●]

With copies to:
[●]

EXHIBIT B

Form of Termination Notice

[DATE]

INC Research Holdings, Inc.

3201 Beechleaf Court, Suite 600

Raleigh, North Carolina 27604

Attention: Corporate Secretary

Re:	Notice of Termination of Stockholders’ Agreement

To Whom It May Concern:

INC Research Holdings, Inc. (the “Company”) and the undersigned (the “Stockholder”) are parties to that certain Stockholders’ Agreement (the “Agreement”), dated as of May 10, 2017. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Pursuant to Section 9.1 of the Agreement, the Agreement shall terminate upon the first date on which the Stockholder and Stockholder Affiliates cease to beneficially own, in the aggregate, at least 5% of the outstanding shares of Common Stock.

The Stockholder hereby certifies that, on [DATE], the Stockholder and the Stockholder Affiliates ceased to beneficially own, in the aggregate, at least 5% of the outstanding shares of Common Stock and therefore, pursuant to Section 9.1 of the Agreement, the Agreement was terminated on [DATE].

Sincerely,

[STOCKHOLDER]